UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PIEDMONT NATURAL GAS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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THOMAS E. SKAINS
Chairman of the Board, President and Chief Executive Officer

January 11, 2010

Dear Shareholder:

        You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. ("Piedmont" or "Company") to be held beginning at 8:30 a.m. on Friday, February 26, 2010, at the Company's corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina. We will review our 2009 business operations and financial performance and respond to any questions you may have. We will also consider the items of business described in the Notice of 2010 Annual Meeting of Shareholders and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its management and its directors.

        Two of our core values are to Champion Environmental Responsibility and to Protect and Enhance Shareholder Value. Consistent with these values, this year we are furnishing our proxy materials to most of our shareholders electronically, over the Internet, rather than in paper format. This means that most shareholders will receive a notice by mail or e-mail providing instructions on how to view the proxy materials and vote online. If you had previously requested to receive proxy materials in paper format, your proxy materials were mailed to you, but we encourage all shareholders to choose to receive those materials electronically in the future. Instructions for electing environmentally-friendly and cost-efficient electronic delivery are set out in the "Commonly Asked Questions" section of the Proxy Statement.

        At this year's meeting you will be asked to vote on the amendment of the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan. In order for the amendment to pass, a majority of all outstanding shares entitled to vote must be present at the meeting in person or by proxy, and a majority of votes cast on the proposal must approve the amendment. Every shareholder's vote is important to us. Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by phone, by Internet or by mail. The "Commonly Asked Questions" section of the Proxy Statement contains instructions for submitting your proxy.

        If you are unable to attend the Annual Meeting, you may listen live over the Internet on our website at www.piedmontng.com.

        On behalf of the directors, management and employees of Piedmont, thank you for your continued support of and ownership in our Company.

Sincerely,

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Notice of 2010 Annual Meeting of Shareholders

Time:	8:30 a.m. Eastern standard time, Friday, February 26, 2010
Place:	Piedmont Natural Gas Company, Inc. Corporate Headquarters 4720 Piedmont Row Drive Charlotte, North Carolina
Directions to the Annual Meeting of Shareholders are available by calling Shareholder Services at 704-731-4203
Items of Business:	1)	Election of Board of Director's nominees for four directors as Class III directors
	2)	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year
	3)	Approval of an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan
	4)	Transaction of such other business as may properly come before the meeting or any adjournment thereof
Who Can Vote:	You may vote if you owned shares of the Company's Common Stock at the close of business on December 28, 2009
Proxy Voting:	Your vote is important.
If you are a registered shareholder, please vote in one of these ways:
• Online, at www.voteproxy.com
• By telephone, by calling the telephone number provided at www.voteproxy.com
• By mail—If you request a paper proxy card, mark, sign, date and promptly return the proxy card in the postage-paid envelope
• In person—Submit a ballot in person at the Annual Meeting of Shareholders
If you own your shares through a bank or broker, you may vote in accordance with the instructions provided by your bank or broker, which include the following:
• Online, at www.proxyvote.com
• In person—You may obtain a legal proxy from your bank or broker and submit a ballot in person at the Annual Meeting of Shareholders
• By mail—If you received or request a voting instruction form, mark, sign, date and promptly return the form in the postage-paid envelope

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 26, 2010:

  The Company's Notice of 2010 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2009 annual report to shareholders on Form 10-K are available at: https://materials.proxyvote.com/720186

By order of the Board of Directors,

Jane R. Lewis-Raymond Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary

January 11, 2010

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

PROXY STATEMENT

for 2010 Annual Meeting of Shareholders

This Proxy Statement, the Notice of 2010 Annual Meeting of Shareholders, the proxy card and the Company's 2009 annual report to shareholders on Form 10-K ("2009 Form 10-K"), which includes audited financial statements and financial statement schedules, are first being made available to shareholders on or about January 11, 2010.

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

        Holders of record of shares of the Company's Common Stock at the close of business on December 28, 2009, the record date established by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of the Company's Common Stock owned by that shareholder on the record date.

        If your shares are registered directly in your name with the Company's stock transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in "street name." The Notice Regarding Availability of Proxy Materials (or proxy materials in paper form if you have so previously elected) have been made available to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. By voting online, by telephone or by completing the voting instruction form provided to you by your broker, bank or other nominee, you direct how to vote your shares.

What will be voted on?

        Proposal 1: Election of four directors nominated by the Board of Directors as Class III directors. The nominees are: Mr. Jerry W. Amos, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath and Mr. Thomas E. Skains.

        Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year.

        Proposal 3: Approval of an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan.

        Voting will also take place on such other business, if any, as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Who is soliciting my vote?

        The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement and such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

How do I vote?

        If you are a registered shareholder, you can vote using any one of the following methods:

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  Online—Log on to www.voteproxy.com and follow the instructions, using the Company Number, Account Number and/or Control Number shown on the Notice Regarding the Availability of Proxy Materials (or paper proxy card if you requested one). The deadline for voting online is 11:59 p.m. Eastern standard time, February 25, 2010.

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  By telephone—Call the telephone number provided at www.voteproxy.com, and follow the instructions, using the Company Number, Account Number and/or Control Number shown on the Notice Regarding the Availability of Proxy Materials (or paper proxy card if you requested one). The deadline for voting by telephone is 11:59 p.m. Eastern standard time, February 25, 2010.

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  By mail (only if you request a proxy card)—Mark, sign and date the proxy card and promptly return it in the prepaid envelope.

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  In person at the Annual Meeting—Submit a ballot at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

        If you own your shares through a bank or broker, you may vote in accordance with the instructions provided by your bank or broker, which include the following:

  •
  Online—Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice Regarding the Availability of Proxy Materials (or voting instruction form if you requested or received one). The deadline for voting online is 11:59 p.m. Eastern standard time, February 25, 2010.

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  By mail (only if you received or request a voting instruction form)—Mark, sign and date the voting instruction form and promptly return it in the prepaid envelope.

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  In person at the Annual Meeting—If you own your shares through a broker, bank or other nominee and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee indicating that you were the owner of the shares on the record date, and present it to the inspectors of election with your ballot.

        When you vote online or by phone or properly submit your proxy card or voting instruction form, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under "What if I submit my proxy but don't provide voting instructions?"

        You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can also vote for, against or abstain from voting for the ratification of the appointment of Deloitte & Touche LLP and the proposed amendment to the Company's Employee Stock Purchase Plan.

How many votes are needed to adopt the proposals?

        For Proposal 1 (the election of directors), the four nominees for Class III receiving the highest number of affirmative votes cast will be elected. Proposal 2 (the ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (amendment of the Employee Stock Purchase Plan) each requires an affirmative vote of a majority of the votes cast. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company's By-Laws, its Articles of Incorporation, the laws of the State of North Carolina, or other applicable laws or regulations. Abstentions will not be counted as votes cast on the matter of director election but will be counted as votes "against" any other matter. Broker non-votes will not be counted as votes cast. Broker non-votes are shares held in "street name" by brokers, banks or other nominees for which proxies were submitted but for which the beneficial owner did not provide specific voting instructions, and over which the nominee has no discretionary power to vote (as is the case for Proposals 1 and 3).

How do I vote shares held in the Company's 401(k) Plan?

        Under the Company's 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate by voting online or by telephone or on the proxy card. Please see "How do I vote?" above for further information on these voting methods.

How can I revoke my proxy?

        You may revoke your proxy by sending written notice of revocation of your proxy to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on February 25, 2010.

Can I change my vote?

        You may change your vote by:

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  using the online or telephone voting procedure prior to 11:59 p.m. Eastern standard time, February 25, 2010,

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  sending a new proxy card to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on February 25, 2010, or

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  attending the Annual Meeting and voting in person. If you own your shares through a broker, bank or other nominee, you must obtain a legal proxy as described in "How do I vote?" above and deliver it to the Corporate Secretary at the Annual Meeting.

What happens if I do not submit my proxy or vote in person?

        If you are a shareholder of record, then your shares will not be voted or counted towards a quorum if you do not submit a proxy or vote in person at the Annual Meeting.

        Under the rules of the New York Stock Exchange, Proposal 2 is considered a "discretionary" matter. This means that if you hold your shares through a broker, bank or other nominee and do not provide voting instructions by voting online, by phone or by submitting a paper voting instruction form, then the broker, bank or other nominee may exercise its discretionary power and vote your shares on Proposal 2 in accordance with its best judgment. If you do not submit voting instructions or vote in person, nominees may not vote your shares on Proposals 1 and 3 because they are not considered "discretionary" matters.

        If you hold your shares through the Company's 401(k) Plan and do not vote online or by telephone nor submit a proxy card, your shares will not be voted or counted towards a quorum.

What if I submit my proxy but don't provide voting instructions?

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  If you are a record holder and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not give voting instructions for a proposal, the proxy will be voted in accordance with the recommendations of the Board of Directors for that proposal, which is "FOR" Proposals 1, 2 and 3.

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  If you hold your shares in street name and properly submit a proxy (whether online, by telephone or by mail) with no voting instructions on Proposal 2, your broker, bank or other nominee may vote your shares on that proposal in accordance with its best judgment because this matter is considered "discretionary" under the applicable rules, but may not vote your shares on Proposals 1 and 3 if you do not provide voting instructions for those proposals.

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  If you are a record or beneficial owner, should other matters properly come before the Annual Meeting that are "discretionary", the proxy holders named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

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  If you hold your shares through the Company's 401(k) Plan and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will not be voted on the matters for which instructions were not given.

How many shares must be present to conduct the Annual Meeting?

        As of the record date, 73,380,079 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purpose of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you vote online or by telephone or submit a properly executed proxy or voting instruction form, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

        All shareholders as of the record date, or their duly authorized proxies, may attend the Annual Meeting.

Who pays the costs of proxy solicitation?

        We have hired The Altman Group to help us send out the proxy materials and request proxies. The Altman Group's fee for these services is $6,500, plus out-of-pocket expenses. Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners.

Can multiple shareholders sharing my address receive just one copy of the Notice Regarding Availability of Proxy Materials or other proxy materials in paper format?

        The Company has adopted a process for mailing the Notice Regarding Availability of Proxy Materials (and for those shareholders previously requesting, proxy statement and annual report to shareholders on Form 10-K) called "householding." Householding means that shareholders who share the same address and agree to householding will receive only one copy of the Notice Regarding Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, unless we receive instructions to the contrary from any shareholder at that address.

        If you are a shareholder of record who shares the same address as another shareholder of record, you can agree to householding by (i) indicating that you consent to householding on your proxy card, if you received one, (ii) writing to our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or (iii) calling the transfer agent at its toll-free number 1-800-937-5449. Householding reduces the Company's printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive a separate copy of the Notice Regarding Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

        If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Notice Regarding Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2011 annual meeting of shareholders?

        In order to be considered for inclusion in next year's proxy statement and proxy card, shareholder proposals must be submitted in writing to the Company's Corporate Secretary at the Company's address set forth above or by fax at (704) 365-8515, so that they are received by September 9, 2010. Any proposal received after that date will not be eligible for inclusion in next year's proxy statement and proxy card. The Company will use its discretionary authority to vote on any matter presented by a shareholder for vote at the 2011 annual meeting for which notice is received by the Company's Corporate Secretary, at the Company's address or fax number above, after November 23, 2010. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

How can I contact a member of the Board of Directors?

        Any shareholder or interested party may contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management or independent directors as a group by writing to the Board of Directors, the non-management or independent directors as a group or any individual director in care of the Company at the address set forth above, or by sending a written communication to the Company's Corporate Secretary at that address. Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management or independent directors as a group will be forwarded to the Independent Lead Director.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1—ELECTION OF DIRECTORS

  The Board of Directors recommends a vote FOR each nominee.

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The number of directors is currently fixed at 12. The Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Articles provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

        The Board of Directors has nominated Mr. Jerry W. Amos, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath and Mr. Thomas E. Skains, whose terms expire at the 2010 Annual Meeting, to stand for re-election as Class III directors. The Board has determined that each of these directors, other than

Mr. Skains, is an independent member of the Board. The terms of the Class III directors elected at the Annual Meeting will expire in 2013. Under the Board's current retirement policy, Mr. Amos will retire from the Board at the 2011 annual meeting of shareholders.

        The Board does not know of any nominee who will be unable or unwilling to serve, but in such event, the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action to provide for a lesser number of directors.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2010 FISCAL YEAR

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010. Deloitte & Touche LLP has served as the Company's independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

        Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2009 and 2008, are:

Fees for Services	2009		2008
Audit Fees	$970,000		$1,082,040
Audit-Related Fees	20,000	(a)	0
Tax Fees	0		0
All Other Fees	0		0

Total Fees	$990,000		$1,082,040

(a)
Consists of issuance of consents in connection with registration statements and audit of accelerated stock repurchase program

        The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting. All services rendered by the Company's independent registered public accounting firm during fiscal 2008 and 2009 were approved in advance.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE PIEDMONT NATURAL GAS COMPANY EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors has adopted, subject to shareholder approval, an amendment to the Piedmont Natural Gas Company Employee Stock Purchase Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan. The shareholders first approved the Plan on February 28, 1986, and the Plan has been amended from time to time since then to increase the shares authorized for purchase under the Plan. After October 31, 2009, the most recent purchase date, only 37,314 shares remained available for purchase under the Plan. On December 17, 2009, the Board of Directors voted to amend the Plan to increase the authorized number of shares of common stock by an additional 300,000 shares.

        The Plan allows eligible employees to purchase stock under an employee stock purchase plan that satisfies the requirements of Section 423 of the Internal Revenue Code. The Board believes that the Plan benefits the Company by encouraging employees to purchase stock in the Company and thereby promote their increased interest in the successful operation of the Company and to encourage employees to remain in the employ of the Company.

        The more significant features of the Plan are described below. This summary is subject, in all respects, to the terms of the Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility

        All employees of the Company and its subsidiaries are eligible to participate in the Plan on the first day of the next pay period following the date on which they complete 30 days of continuous employment, except (1) employees whose customary employment is less than 20 hours per week or five months or less in any calendar year and (2) employees who immediately after the grant of an option to purchase would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries. The Company estimates that approximately 1,814 employees are eligible to elect to participate in the Plan.

Enrolling in the Plan

        An eligible employee becomes a participant in the Plan by completing a participation application designating the amount to be deducted from his or her pay, which may not exceed 6% of compensation (excluding bonuses and overtime) or be less than $5.00 per payroll period and authorizing the purchase of common stock on each stock purchase date under the Plan. The application must be received by the Plan administrator at least eight calendar days before the pay date on which the employee's participation begins.

        The Plan has four payroll deduction periods, November 1 to January 31, February 1 to April 30, May 1 to July 31 and August 1 to October 31. The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay during each payroll deduction period. No interest is paid on the amounts so held. Unless a participant files a new application or withdraws from the Plan, deductions and stock purchases will continue under the authorization on file for as long as the Plan remains in effect. A participant may amend his or her application at any time by the execution of a new participation application; however, changes in the amount of payroll deductions will not be effective until the next pay date which is not less than eight calendar days after receipt of the amended application.

Withdrawal from Participation

        A participant may withdraw from the Plan prior to a stock purchase date under the Plan by filing a withdrawal notice with the Plan administrator at least two weeks prior to the stock purchase date. If a withdrawal notice is received after such time, the participant will be deemed to have elected the exercise of the stock option for the purchase of the Company's common stock on the next stock purchase date. Termination of employment for any reason will be deemed a withdrawal by a participant as of the date of such termination. Withdrawing or terminating participants will be refunded, without interest, the entire balance of their payroll deductions not used to purchase stock.

A participant who withdraws from the Plan may enter the Plan again by filing a new participation application.

Purchases of Stock

        Four times each year, on the last business day of January, April, July and October, each participant will have purchased for his or her account as many shares of the Company's common stock, including partial shares, as the accumulated payroll deductions will permit. Stock purchased pursuant to the Plan will be deposited into the participant's account under the Piedmont Natural Gas Company Dividend Reinvestment and Stock Purchase Plan ("DRIP"). The stock purchased will be deposited only in the DRIP account in the name of the participant, or if the participant authorizes in writing, the account of the participant and spouse as joint tenants with or without the right of survivorship.

Purchase Price

        The purchase price of the common stock will be 95% of the average of the high and low trading prices as recorded on the Composite Tape of the New York Stock Exchange for the purchase date. As of December 28, 2009, the closing price of the Company's common stock was $27.34 per share.

Limitation on Stock Purchases

        A participant may not purchase in any calendar year under the Plan and in all other "employee stock purchase plans" (as defined in Section 423 of the Internal Revenue Code) of the Company and its subsidiaries common stock which has a fair market value in excess of $25,000.

Issuance of Stock

        Certificates for common stock purchased pursuant to the Plan will be issued only as directed by the participant and deposited into the participant's account under the DRIP.

Transfer or Assignment of Participant's Right to Purchase

        Rights to purchase common stock granted to a participant pursuant to the Plan are nontransferable and are exercisable only during the lifetime of the participant while employed by the Company or its subsidiaries. A participant's death terminates participation in the Plan and the right to purchase may not be exercised by the participant's legal representative.

Termination or Amendments

        The Plan and all options to purchase common stock under the Plan may be terminated at any time by the Board of Directors of the Company. If at any time any shares of common stock reserved for issuance under the Plan remain available for purchase, but not in sufficient number to satisfy all of the purchase requirements, the Plan administrator will provide for the purchase of the remaining common stock on a pro rata basis by the participants.

        The Board of Directors of the Company, acting through the Plan administrator, may amend the Plan in any respect whatsoever except that, without the approval of shareholders of the Company, no amendment may change the number of shares subject to the Plan, permit the granting of options to persons other than employees of the Company and its subsidiaries, increase the discount granted for purchase of common stock or cause the Plan to fail to meet the requirements of Section 423 of the Internal Revenue Code.

Sale of Stock Purchased under the Plan

        The Plan is intended to encourage employee stock ownership and the Company hopes its employees will retain the common stock purchased under the Plan for investment. A participant who is not an affiliate of the Company may, however, sell the common stock at any time. Because of certain federal tax requirements, each employee agrees by entering the Plan to give notice to the Plan administrator if he or she disposes of any common stock within two years from the date of the granting of the option or one year after the transfer of the shares to him or her.

Plan Administrator

        The Plan is administered by the Benefit Plan Committee, the members of which are appointed by the Company's Board of Directors. A member of the committee can be removed at any time by the Board of Directors. The committee interprets and construes the Plan. Members of the committee do not receive compensation for their services as such; however, they will be reimbursed by the Company for any expenses incurred in connection with the administration of the Plan. The Company will pay all costs of administering the Plan.

United States Federal Income Tax Consequences

        The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under Section 423 of the Internal Revenue Code, the purchase of stock pursuant to the Plan will not result in taxable income to a participant, and the Company and its subsidiaries will not be allowed any deductions with respect to such stock, provided (1) no disposition of such stock is made by such participant within two years after the date of the offering nor within one year after transfer of such stock to the participant, and (2) at all times beginning with the date of the offering and ending three months prior to the transfer of such stock to the participant, the participant is an employee of the Company or one of its subsidiaries.

        If the holding period requirements are not met, the disposition of the stock will result in taxable ordinary income to the participant in the year of the disposition in an amount equal to the difference between the purchase price and the fair market value of the stock on the day of purchase and, subject to the limits of reasonable compensation, the Company or a subsidiary will be allowed a deduction in such amount. This amount must be reported as ordinary income even if the participant disposed of the stock by gift or made no profit on the sale.

        If the holding period requirements are met, or if the participant dies while holding the stock, the amount that will be included in gross income as compensation in the year of disposition or the participant's death is equal to the lesser of (a) the excess of the fair market value of the stock at the time of the disposition or death over the option price, or (b) the excess of the fair market value of the stock at the time the option was granted over the option price. The balance, if any, will be accorded long-term capital gain treatment. The Company and its subsidiaries will not be entitled to any deduction.

Benefits to Executive Officers and Others

        Any benefit derived under the Plan by an executive officer or any other employee will be dependent on whether he or she decides to enroll and participate in the Plan and the level of payroll deductions he or she elects. Consequently it is not possible to determine the amount of benefits that will be received under the Plan by an executive officer, employee or group of executive officers or employees.

CORPORATE GOVERNANCE INFORMATION

Information Regarding the Board of Directors

Nominees for Class III Directors Continuing in Office Until 2013:	Date First Elected to Board
Mr. Jerry W. Amos	1978	Age 71. Retired attorney at law (legal services), Seabrook Island, South Carolina. Prior to January 2005, Mr. Amos was a partner in the law firm of Nelson Mullins Riley & Scarborough LLP
Dr. Frankie T. Jones, Sr.	2007

Age 62. President and Chief Executive Officer, Phoenix One Enterprises, Inc. (management and public relations consulting). Dr. Jones retired in 2009 as President and Chief Operating Officer, B&C Associates, Inc., (management consulting, marketing research and public relations), High Point, North Carolina.

Ms. Vicki McElreath	2006

Age 60. Retired Audit Partner, PricewaterhouseCoopers LLP (accounting and auditing services), Savannah, Georgia. A partner since 1990, Ms. McElreath served as Managing Partner for the Carolinas from 1998 until her retirement in June 2006. Ms. McElreath is also a director of RBC Bank.

Mr. Thomas E. Skains	2002

Age 53. Chairman of the Board, President and Chief Executive Officer of the Company, Charlotte, North Carolina. Mr. Skains became Chairman of the Board in December 2003. Mr. Skains has been President since February 2002 and Chief Executive Officer since February 2003. Mr. Skains is also a director of BB&T Corporation.

Class II Directors Continuing in Office Until 2012:
Dr. E. James Burton	2006	Age 63. Dean, Jennings A. Jones College of Business at Middle Tennessee State University (educational institution), Murfreesboro, Tennessee.
Mr. John W. Harris	1997	Age 62. President, Lincoln Harris L.L.C. (commercial real estate and investment management), Charlotte, North Carolina. Mr. Harris is also a director of Dominion Resources, Inc.
Mr. Aubrey B. Harwell, Jr.	2002	Age 67. Managing Partner, Neal & Harwell, PLC (legal services), Nashville, Tennessee.
Dr. David E. Shi	2003	Age 58. President, Furman University (educational institution), Greenville, South Carolina.
Class I Directors Continuing in Office Until 2011:
Mr. Malcolm E. Everett III	2002

Age 63. Retired Senior Executive Vice President, Director of Corporate and Community Affairs, Wachovia Corporation (banking and investment services), Charlotte, North Carolina. From September 2008 to June 2009, Mr. Everett served as Interim President of the United Way of Central Carolinas.

Mr. Frank B. Holding, Jr.	2003

Age 48. Chairman and Chief Executive Officer, First Citizens BancShares, Inc. (banking and investment services), Raleigh, North Carolina. Mr. Holding is also a director of First Citizens BancShares, Inc.

Ms. Minor M. Shaw	2004	Age 62. President, Micco Corporation (investments), Greenville, South Carolina. Ms. Shaw is also a trustee of Columbia Nations Funds, Boston, Massachusetts.
Ms. Muriel W. Sheubrooks	1993	Age 68. Retired Partner, Greater Carolinas Real Estate Services, Inc. (real estate services), Charlotte, North Carolina.

Independence of Board Members and Related Party Transactions

  Independence

        The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company's annual proxy statement (typically December), or at such time as a director joins the Board if other than at an annual meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, as well as an affirmative determination that the director has no material relationships with the Company. In this regard, the Board has adopted Categorical Standards of Director Independence, which are set forth in the Corporate Governance Guidelines in the "About Us—Corporate Governance" section of the Company's website at www.piedmontng.com.

        In determining independence, the Board of Directors considered the following transactions and determined that none impaired independence:

  •
  In fiscal 2006 and fiscal 2007 the Company leased its corporate office space at Piedmont Town Center One in Charlotte, North Carolina from Piedmont Town Center One, LLC, in which director John W. Harris indirectly owned an 18% interest. In October 2007, Piedmont Town Center One, LLC sold Piedmont Town Center One.

  •
  From September 2008 to June 2009, Malcolm E. Everett III was Interim President of the United Way of Central Carolinas. In each of the last three years, the Company contributed to the United Way of Central Carolinas.

        After consideration of all relevant facts and circumstances, the Board determined that all non-management directors met the Categorical Standards of Director Independence set by the Board. Based on this and the other criteria for independence described above, the Board concluded that all of the non-management directors are independent: Jerry W. Amos, E. James Burton, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks and David E. Shi.

  Related Party Transactions

        The Company's policy for the review and approval of related party transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee must review and, if appropriate, approve all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company's Common Stock, or any immediate family member of the foregoing, has or will have a material interest. "Related party transactions" include those relationships described in the Categorical Standards of Director Independence as well as those described in Item 404(a) of Regulation S-K of the Securities and Exchange Commission, as in effect from time to time. Each director is required to bring to the attention of the Directors and Corporate Governance Committee any related party transactions involving the director promptly, and to the extent practicable prior to entering into the transaction, so that the Committee may recommend to the full Board whether the transaction at issue impairs the independence of the director. The Directors and Corporate Governance Committee is responsible for reviewing all related party transactions annually and as they are brought to the attention of the Committee.

        Based on the information presented to it, the Board determined that no related party transactions occurred or were proposed since the beginning of fiscal 2009. Among other transactions, it considered Thomas E. Skains' appointment in June 2009 as a director of BB&T

Corporation, the parent of Branch Banking and Trust Company, one of the lenders under the Company's revolving Credit Agreement.

Chairman of the Board

        On March 6, 2009, the Board re-elected Thomas E. Skains as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board and exercises and performs such other powers and duties as may be periodically assigned to him by the Board or prescribed by the Company's By-Laws.

Independent Lead Director

        On March 6, 2009, the Board re-elected Malcolm E. Everett III as the lead non-management director (the "Independent Lead Director"). The Independent Lead Director has the right to convene the Board at any time and chairs Board meetings during any meetings or portions of meetings where the Chairman is absent, as well as all executive sessions of non-management directors. The Independent Lead Director also consults with the Chief Executive Officer on business issues and governance issues, and maintains close contact with the chairpersons of each standing Board committee, particularly the chairperson of the Directors and Corporate Governance Committee, on Board governance issues. Additionally, the Independent Lead Director consults with the Chairman and Chief Executive Officer on the annual calendar and agendas for all regular meetings of the Board and its standing committees and communicates with the Chief Executive Officer on behalf of the Board of Directors following each regularly scheduled meeting.

Committees of the Board

        The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the "About Us—Corporate Governance" section of the Company's website at www.piedmontng.com and is available in print to any shareholder who requests it. As discussed above under "Independence of Board Members and Related Party Transactions," the Board has determined that each member of each committee, including the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee, is independent.

Committee	Members	Committee Responsibilities
Audit Met 5 times in fiscal year 2009	Vicki McElreath (Chair)
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

The Board has determined that each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange. In addition, the Board has determined that Dr. Burton and Ms. McElreath each qualifies as an "audit committee financial expert" as defined by regulations adopted by the Securities and Exchange Commission. Dr. Burton is the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University. He has a Ph.D. in Accountancy, has more than 25 years experience as a Certified Public Accountant and more than 15 years experience as a Certified Fraud Examiner. Ms. McElreath had more than 25 years of experience as a Certified Public Accountant and auditor with PricewaterhouseCoopers until her retirement in 2006, at which time she was the Managing Partner for the Carolinas.	The Audit Committee:
• Serves as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function
• Oversees the audit and other services of the Company's independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm
• Provides an open avenue of communication among the Company's independent registered public accounting firm, accountants, financial and senior management, the internal auditing department and the Board
Compensation Met 3 times in fiscal year 2009	John W. Harris (Chair) Malcolm E. Everett III Aubrey B. Harwell, Jr. Minor M. Shaw
The Compensation Committee:
• Oversees compensation policies and programs
• Approves the salaries and other compensation of elected officers, and reviews executive development and management succession plans

Committee	Members	Committee Responsibilities
Directors and Corporate Governance Met 4 times in fiscal year 2009	Aubrey B. Harwell, Jr. (Chair) Malcolm E. Everett III John W. Harris Frankie T. Jones, Sr. David E. Shi	The Directors and Corporate Governance Committee:
• Reviews and articulates the governance structure of the Board and the Company's position and practices on significant issues of corporate and public responsibility
• Determines the composition of Board committees
• Recommends to the Board nominees to fill vacancies on the Board as they occur
• Recommends candidates for election as directors at annual meetings of shareholders
• Reviews the Company's Enterprise Risk Management program
Finance Met 3 times in fiscal year 2009	Frank B. Holding, Jr. (Chair) Jerry W. Amos E. James Burton Minor M. Shaw	The Finance Committee: • Reviews the financial condition of the Company • Makes recommendations to the Board with respect to the Company's capital budget and financing needs
Benefits Met 4 times in fiscal year 2009	Muriel W. Sheubrooks (Chair) Jerry W. Amos Frankie T. Jones, Sr. Vicki McElreath David E. Shi	The Benefits Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

Compensation Committee Information

  Compensation Committee Interlocks and Insider Participation

        The following directors were members of the Company's Compensation Committee in fiscal year 2009: John W. Harris (Chair), Malcolm E. Everett III, Aubrey B. Harwell, Jr. and Minor M. Shaw. None of these individuals has ever been an officer or employee of the Company. There were no interlocking compensation committee relationships with other companies within the meaning of the Securities and Exchange Commission's proxy rules.

  Process for Determining Compensation

        The primary function of the Compensation Committee is to provide overall guidance for the development of compensation programs for officers and key employees that

  •
  are fair, appropriate, competitive and consistent with current regulations;

  •
  will attract and retain persons of outstanding ability; and

  •
  will reward officers and key managers for superior corporate and individual performance.

        In addition to providing such overall guidance for the Company's compensation programs, the Compensation Committee annually reviews and approves the compensation of all officers of the Company, including all executive officers, who are appointed by the Board. The Compensation

Committee also determines the terms and provisions of all awards under the Company's incentive and equity based plans.

        The Company's Chief Executive Officer ("CEO") assists the Compensation Committee by developing pay recommendations for the Company's officers, excluding his own. The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department.

        The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of CEO or senior executive compensation, and to approve the fees of such consultants. The Compensation Committee has retained Hay Group, Inc. ("Hay Group") as its independent compensation consultant for several years. In fiscal year 2009, Hay Group assisted the Compensation Committee on the following matters:

  •
  analysis of the competitive position of the Company's executive compensation program;

  •
  review of the pay recommendations made by the CEO for the Company's officers;

  •
  administration of the Company's Short-Term Incentive Plan, and its Mission, Values and Performance Plan;

  •
  administration of the Company's Long-Term Incentive Plan, including setting performance unit award levels for the three-year performance period that began on November 1, 2008;

  •
  review of market data and peer proxy data for comparable positions, and recommendation on setting compensation for the CEO and the other officers that appear in the Summary Compensation Table under "Executive Officer Compensation Disclosure Tables"; and

  •
  compliance with the disclosure rules for executive compensation.

Executive Sessions of Board of Directors Meetings

        Executive sessions of the Board that are attended by only non-management directors are held at each Board meeting, including each Board meeting during the 2009 fiscal year, and at such other times as may be requested by any director. An executive session of all independent directors is also held at least once per year.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

        All directors attended the 2009 annual meeting of shareholders. The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. During the 2009 fiscal year, the Board held six Board meetings and each director attended at least 75% of the total number of Board meetings and meetings of committees on which such director served.

Director Compensation

        During fiscal 2009, directors were paid the following amounts:

  •
  Annual cash retainer of $28,000

  •
  Board and Committee meeting fees of $1,500 per meeting

  •
  Annual Committee Chair retainers—Audit ($8,000), Benefits ($2,500), Compensation ($5,000), Directors and Corporate Governance ($5,000), and Finance ($2,500)

  •
  Independent Lead Director retainer of $10,000

  •
  25% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan

  •
  Annual grant of $30,000, required to be invested in Company Common Stock

        All amounts received by directors as fees, retainers and grants in fiscal 2009 were invested in Company Common Stock, since all directors elected to invest their retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan. The 25% match and grants are paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

        New directors are also entitled to a grant of $15,500, payable upon election of the director to the Board, and required to be invested in Company Common Stock. There were no new directors in fiscal 2009.

        The Company provides certain non-employee directors with retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement, as amended. These retirement benefits apply to non-employee directors first elected to the Board on or before August 20, 2003, and will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company's mandatory director retirement age) or has served on the Board at least 10 continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director's retirement and is paid for the life of the director. Should such a director die before receiving the benefit for 10 years, the retirement benefit would be paid to the director's designated beneficiary(s) for the remaining portion of the 10-year period. In the event of a Change in Control (as defined in this agreement), eligible directors are entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits the director would have received had the director retired on the date immediately preceding the Change in Control, regardless of the number of years served. Five of the Company's directors are eligible for this retirement benefit. The Company also makes medical insurance available for directors first elected on or before August 20, 2003.

        The Company matches charitable giving by each director up to a maximum of $1,000 per year.

Director Compensation for 2009

        The following table shows compensation paid by the Company to non-management directors for the fiscal year ended October 31, 2009.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Jerry W. Amos	$77,500	$0	$0	$0	$58,709	$11,875	$148,084
E. James Burton	$80,500	$0	$0	$0	$0	$13,375	$93,875
Malcolm E. Everett III	$89,000	$0	$0	$0	$57,972	$15,000	$161,972
John W. Harris	$79,500	$0	$0	$0	$62,567	$12,375	$154,442
Aubrey B. Harwell, Jr.	$84,000	$0	$0	$0	$59,345	$13,750	$157,095
Frank B. Holding, Jr.	$83,000	$0	$0	$0	$0	$13,250	$96,250
Frankie T. Jones, Sr.	$80,500	$0	$0	$0	$0	$13,625	$94,125
Vicki McElreath	$90,000	$0	$0	$0	$0	$15,050	$105,050
Minor M. Shaw	$77,500	$0	$0	$0	$0	$12,875	$90,375
Muriel W. Sheubrooks	$84,500	$0	$0	$0	$72,184	$13,625	$170,309
David E. Shi	$73,000	$0	$0	$0	$0	$10,750	$83,750

(1)
Mr. Thomas E. Skains, Chairman of the Board, President and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his service as director. The compensation received by Mr. Skains is shown in the "Summary Compensation Table."

(2)
This amount includes retainers and meeting fees. All directors elected to invest these amounts in Company Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts. The match is included in the "All Other Compensation" column. Also includes $30,000 annual grant that was paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

(3)
These amounts represent the increase in the actuarial present value of the director's accumulated benefit under the Director Retirement Benefits Agreement.

(4)
This column includes the 25% match described in footnote 2 to this table that was paid to directors in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts, in the following amounts:

Mr. Amos	$11,875
Dr. Burton	$12,625
Mr. Everett	$14,750
Mr. Harris	$12,375
Mr. Harwell	$13,500
Mr. Holding	$13,250
Dr. Jones	$12,625
Ms. McElreath	$15,000
Ms. Shaw	$11,875
Ms. Sheubrooks	$13,625
Dr. Shi	$10,750

  This column also includes charitable contributions by directors that were matched by the Company.

Director Stock Ownership Guidelines

        The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least five times their annual cash retainer within five years after their election as a director. All directors have exceeded this level.

Service on Other Boards of Directors of Publicly Held Companies

        The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously, including that of the Company. If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the Chief Executive Officer of the Company seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the Chief Executive Officer must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors.

Resignation Policy

        The Board, in selecting its members, considers a number of factors, including the personal and professional background, experiences and geographic location of a prospective member at the time of his or her consideration for selection. The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that should reasonably cause a re-examination of the director's continued membership on the Board, including retirement or a change in principal job responsibilities, a permanent residence relocation to a community different than that at the time of election, or other significant situation such as any situation that could bring negative attention to the Company. Should a director have any such significant change in personal or professional circumstances, the policy requires the director to offer his or her resignation for review and recommendation by the Directors and Corporate Governance Committee and final determination by the Board. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director's continued Board membership under the changed circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether such offer of resignation should be accepted or rejected, the Board (excluding the subject director) will vote to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

Nomination of Directors

        The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. This Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member, or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board's current strengths and needs by reviewing its profile, its director qualification standards described below and the Company's current and future needs. From this assessment, candidates are screened against the Board's director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director and

the Chief Executive Officer. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. Factors considered in identifying candidates for Board membership include extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President, or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions. Qualified candidates often will have had exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders. Candidates will normally be associated with organizations that do not have competitive lines of business or other conflicts of interest with the Company. Candidates for Board membership must possess the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company. The independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight will be considered. Candidates must have an awareness of both the business and social environment within which the Company operates. They must have the commitment, sense of urgency and spirit of cooperation that will enable them to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion. The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board. In fiscal year 2009, the Company did not pay any compensation or other consideration to third parties in identifying or evaluating potential nominees for consideration for election as a member of the Board.

        The Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sound corporate governance practices are an important part of the Company's foundation and tradition. The Company's Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

        The Company has also adopted a Code of Ethics and Business Conduct that applies to the Board of Directors, officers and all Company employees. The Company has also adopted Special Provisions Relating to the Company's Principal Executive Officer and Senior Financial Officers, which are found in the Company's Corporate Governance Guidelines, that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In satisfaction of disclosure requirements of Item 5.05 of the Securities and Exchange Commission's Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provisions of the Code of Ethics and Business Conduct or Special Provisions that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to any element of the code enumerated in Item 406(b) of Regulation S-K of the Securities and Exchange Commission, the Company will disclose the amendment or waiver on the "About Us—Corporate Governance" section of the Company's website at www.piedmontng.com within four business days after the amendment or waiver.

        The Corporate Governance Guidelines and Code of Ethics and Business Conduct can be found on the Company's website (www.piedmontng.com) under the "About Us—Corporate Governance" section. Information contained on the Company's website is not part of or incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE REPORT

        The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the "About Us—Corporate Governance" section of the Company's website at www.piedmontng.com.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended October 31, 2009, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2009, and Deloitte & Touche LLP's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used.

        The Audit Committee has also received and reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company's management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP's internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company's financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

        Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2009 be included in the Company's 2009 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the Committee.

Vicki McElreath, Chair
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

December 16, 2009

 EXECUTIVE OFFICERS

        The executive officers of the Company and their business experience during the past five years are as follows:

        Thomas E. Skains—Age 53. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003.

        David J. Dzuricky—Age 58. Senior Vice President and Chief Financial Officer. Mr. Dzuricky was appointed to this position in 1995.

        Kevin M. O'Hara—Age 51. Senior Vice President—Corporate and Community Affairs. Mr. O'Hara was appointed to this position in April 2006. Prior to his appointment, Mr. O'Hara was Vice President—Business Development and Ventures since February 2003.

        Franklin H. Yoho—Age 50. Senior Vice President—Commercial Operations. Mr. Yoho was appointed to this position in March 2002.

        Michael H. Yount—Age 54. Senior Vice President—Utility Operations. Mr. Yount was appointed to this position in April 2006. Prior to his appointment, Mr. Yount was a Vice President and Consultant for Senn-Delaney Leadership Consulting Group.

        Jane R. Lewis-Raymond—Age 43. Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary. Ms. Lewis-Raymond was appointed to this position in April 2006. Prior to her appointment, Ms. Lewis-Raymond was Vice President—Regulatory Affairs for the American Gas Association, Washington, D.C. since February 2005. Prior to that, she served as Managing Director and Senior Counsel, Regulatory Affairs at the American Gas Association.

        A. Leslie Ennis—Age 53. Vice President—Information Services. Ms. Ennis was appointed to this position in 2004.

        June B. Moore—Age 56. Vice President—Enterprise Quality Management. Ms. Moore was appointed to this position in November 2009. Prior to this appointment, Ms. Moore was Vice President—Customer Service since August 2004.

        Robert O. Pritchard—Age 57. Vice President—Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006. Prior to his appointment, Mr. Pritchard served as Treasurer since February 2003.

        Jose M. Simon—Age 57. Vice President and Controller. Mr. Simon was appointed to this position in July 2006. Prior to his appointment, Mr. Simon was Director of Public Affairs for Virginia Natural Gas, Norfolk, Virginia, since July 2003. Prior to that, Mr. Simon served as Regional Manager, Northern Region, Virginia Natural Gas, Newport News, Virginia and as Controller for Virginia Natural Gas, a subsidiary of Consolidated Natural Gas.

        Kenneth T. Valentine—Age 52. Vice President—Business Development and Carbon Management Strategies. Mr. Valentine was appointed to this position in November 2009. Prior to his appointment, Mr. Valentine was Managing Director—Planning and Project Management since July 2006, prior to which he was Director—Federal Regulatory and Transportation Services.

        Ranelle Q. Warfield—Age 53. Vice President—Customer Service. Ms. Warfield was appointed to this position in November 2009. Prior to this appointment, Ms Warfield was Vice President—Sales and Marketing since August 2004.

        William C. Williams—Age 45. Vice President—Sales and Delivery Services. Mr. Williams was appointed to this position in November 2009. Prior to his appointment, Mr. Williams was Managing Director—Transportation and Major Account Service from June 2006. Prior to that, he served as General Manager—Supply and Sales for Public Service Company of North Carolina, Inc., a natural gas distribution company.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity known by management to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 17, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Barclays Global Investors UK Holdings Ltd 1 Churchill Place Canary Wharf London England E14 5HP	4,993,624	(1)	6.8%

(1)
Ownership as of September 30, 2009, based on Form 13F-HR filed November 12, 2009 by Barclays Global Investors UK Holdings Ltd and its affiliates Barclays Global Investors Ltd, Barclays Global Investors, N.A. and Barclays Global Fund Advisors, which indicated shared investment discretion for all shares, sole voting authority for 4,678,315 shares and no voting authority for 315,309 shares.

(2)
Based on 73,135,202 shares outstanding on September 30, 2009.

        The following table sets forth the number of shares of Common Stock that were beneficially owned as of December 17, 2009 by each director, each executive officer listed in the "Summary Compensation Table," and by all directors and executive officers as a group. These amounts include amounts held under the Company's employee benefit plans.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Jerry W. Amos	155,876	(2)		(13)
E. James Burton	12,558	(3)		(13)
Malcolm E. Everett III	30,124	(4)		(13)
John W. Harris	69,989			(13)
Aubrey B. Harwell, Jr.	58,825	(5)		(13)
Frank B. Holding, Jr.	36,532			(13)
Frankie T. Jones, Sr.	9,303			(13)
Vicki McElreath	17,344	(3)		(13)
Minor M. Shaw	23,211	(6)		(13)
Muriel W. Sheubrooks	54,462	(7)		(13)
David E. Shi	21,239	(8)		(13)
Thomas E. Skains	173,631	(9)		(13)
David J. Dzuricky	57,550	(10)		(13)
Kevin M. O'Hara	46,030	(11)		(13)
Franklin H. Yoho	38,810	(12)		(13)
Michael H. Yount	11,950			(13)
Directors and Executive Officers as a Group (24)	937,548	(5)(6)	1.3%

(1)
Unless otherwise indicated, each person listed has sole voting and investment power.

(2)
Includes 1,909 shares held by Mr. Amos' spouse over which she has sole voting and investment power, and 291 shares held by his grandson, for whom Mr. Amos is custodian of the shares.

(3)
Owner shares voting and investment power for all shares with his or her spouse.

(4)
Includes 400 shares held by Mr. Everett's spouse over which she has sole voting and investment power.

(5)
Includes 950 shares held by Mr. Harwell's spouse over which she has sole voting and investment power, and of which Mr. Harwell disclaims beneficial ownership. Also includes 750 shares held in an IRA and 13,241 shares held by a profit-sharing plan for which Mr. Harwell has shared voting and investment power.

(6)
Includes 2,000 shares held by Ms. Shaw's spouse over which he has sole voting and investment power, and of which Ms. Shaw disclaims beneficial ownership.

(7)
Includes 7,000 shares held by a trust of which Ms. Sheubrooks is trustee, 2,384 shares held in a SEP-IRA, and 1,545 shares held by Ms. Sheubrooks' spouse over which he has sole investment and voting power.

(8)
Includes 660 shares held in an IRA.

(9)
Includes 112,031 shares for which Mr. Skains has shared voting and investment power with his spouse, 2,506 shares held in a 401(k) account, and 59,094 shares (shares at grant plus reinvested accrued dividends) that remain unvested under a restricted stock grant.

(10)
Includes 22,530 shares held by Mr. Dzuricky's spouse over which she has sole voting and investment power, 9 shares for which Mr. Dzuricky has shared voting and investment power with his spouse, 20,000 shares held in an IRA and 8,996 shares held in trust for his children of which Mr. Dzuricky is trustee.

(11)
Includes 7,132 shares for which Mr. O'Hara has shared voting and investment power with his spouse, 38 shares held by his dependent child, and 1,839 shares held in a 401(k) account.

(12)
Includes 30,546 shares for which Mr. Yoho has shared voting and investment power with his spouse, including 1,000 shares held in an IRA, and 1,494 shares held in a 401(k) account.

(13)
Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of December 17, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Compensation Objectives and Philosophy

        The compensation programs for the Company's named executive officers (who are those individuals named in the "Summary Compensation Table" that follows this Compensation Discussion and Analysis) are designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. These programs are based on the following Board-approved executive compensation philosophy:

  •
  Pay base salary at the median of the competitive marketplace;

  •
  Provide short- and long-term incentive awards that are designed to motivate the named executive officers to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company; and

  •
  Pay total direct compensation (base salary and short-and long-term incentive awards) at or near the 75th percentile of the competitive marketplace for exceptional performance results.

        The amount of total compensation for the Company's named executive officers is intended to reflect each executive's experience and expertise, functional responsibilities and individual performance as well as the performance of the Company. Consistent with the Company's high performance culture, the executives' at-risk (performance based) compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer-term, strategic action by the executives.

        While base salary is designed to be on par with the median (50th percentile) of the Company's Market Benchmark (as defined below), the Company's compensation programs encourage superior short-and long-term results by offering performance-based incentives which, if earned at the stretch performance targets, are intended to place total direct compensation at the 75th percentile of the Market Benchmark. A secondary objective of the compensation programs, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by the named executive officers to further align their interests with those of the Company's shareholders.

  Compensation Consultant

        The Compensation Committee of the Company's Board of Directors administers all of the Company's executive compensation programs. The Compensation Committee engaged Hay Group as its independent compensation consultant for fiscal year 2009 for advice on all executive compensation matters. Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. In fiscal year 2009, Hay Group also provided general compensation consulting services to the Company related to compensation survey data and job evaluation services.

  Market Benchmarking

        The Compensation Committee uses a benchmark group of publicly traded companies engaged in the natural gas distribution business to ensure that the Company's compensation programs for its named executive officers offer competitive total compensation opportunities and reflect best practices in compensation plan design. The companies comprising the peer group (the "Peer Group") are:

  •
  AGL Resources Inc.

  •
  Atmos Energy Corporation

  •
  The Laclede Group, Inc.(1)

  •
  New Jersey Resources Corporation

  •
  Nicor Inc.

  •
  NiSource Inc.

  •
  Northwest Natural Gas Company

  •
  South Jersey Industries, Inc.(1)

  •
  Southwest Gas Corporation

  •
  Vectren Corporation

  •
  WGL Holdings, Inc.

(1)
The Compensation Committee added The Laclede Group, Inc. and South Jersey Industries, Inc. to the Peer Group effective for fiscal year 2009. These companies are included in the Peer Group under the Company's Long-Term Incentive Plan (LTIP) Award for the three year performance period that began November 1, 2008 (the first day of fiscal year 2009) but are not included for any LTIP performance award that began prior to that date. The Company's Long-Term Incentive Plan is described in the section below entitled "Elements of Compensation—Long-Term Incentives."

        The Peer Group companies were selected based on their focus on natural gas distribution in multi-state territories and similar annual revenues and market capitalization to Piedmont. It is intended that Peer Group companies meet a majority of these criteria for inclusion.

        In addition, the Compensation Committee uses information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group's Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations. This U.S. industrial market data, together with Peer Group data, is referred to as the "Market Benchmark."

  Compensation Setting Process

        The Compensation Committee evaluates and sets compensation for the named executive officers annually, based on the Market Benchmark data. Under the executive compensation philosophy approved by the Compensation Committee, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or "at-risk" compensation is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. Total direct compensation levels (base salary plus short- and long-term incentive compensation) are established (with aggressively set targets) at or near the 75th percentile of the competitive marketplace when stretch performance targets are achieved. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

        The Company's CEO develops pay recommendations for the named executive officers, excluding himself, based on:

  •
  The Market Benchmark data;

  •
  Each executive's individual performance, experience and expertise, and functional responsibilities; and

  •
  Company performance, both financial and non-financial.

        The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department. The Compensation Committee reviews the pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark. The Compensation Committee then sets the base salary and incentive opportunities for the named executive officers (other than the CEO) based on its review of the pay recommendations and for the Company's CEO using a similar informational analysis.

  Elements of Compensation

  Base Salary

        The Company provides its employees with base salaries to compensate them for services rendered during the year. The Company's compensation philosophy requires that the base salary levels for the named executive officers reflect each executive's functional responsibilities, experience and expertise, and individual performance.

        To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the base salary information from the U.S. industrial marketplace, as described above, and proxy compensation data for companies in the Peer Group, which is presented and explained by Hay Group. The base salary information is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the competitive marketplace based on this Market Benchmark data. The Compensation Committee then reviews named executive officer base salaries against this market information, based on the executive's functional responsibilities.

        Named executive officer base salary increases also reflect the performance, experience and expertise of the individual executive. Individual performance is based on demonstration of values, leadership competencies and attainment of key performance objectives. Values (integrity, respect, excellence, stewardship and health) and leadership competencies (such as compliance, decision making, strategic thinking and teamwork) are subjective measures of how each executive performs his or her work in accordance with the Company's core values. Key performance objectives are related to the Company's strategic and operating goals. Key performance objectives for fiscal year 2009 were specific corporate initiatives in the executive's areas of responsibility, such as regulatory strategy, corporate brand strategy, a joint venture initiative, a financial process improvement initiative, a non-regulated business initiative, efficiency initiatives, enhancement of the Company's risk management and compliance programs, new infrastructure development and the executive's involvement within the community and in Company activities. The CEO did not have separate key performance objectives. His score for the key performance objectives section of his annual performance plan was determined as an average of the scores of his officer-level direct reports. Individual performance in the values and leadership competencies components (weighted at 45%), and performance objectives components (weighted at 55%) determined the executive's score on his or her annual performance plan. This score was then compared to the average annual performance plan score for all employees, and the target base salary merit increase percentage (3% for 2010 compensation) was adjusted to reflect the executive's score relative to the Company average. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive's experience and expertise as well as the operating performance and financial condition of the Company.

        Due to the challenges facing the Company and its customers in the current recessionary economy, the officers of the Company elected not to receive merit-based increases in base salaries for fiscal year 2010, despite individual and Company performance in fiscal year 2009 that would have otherwise justified such increases.

        The factors the Compensation Committee used to determine the base salaries in effect for fiscal year 2009 were included in the Compensation Discussion & Analysis contained in the proxy statement for the 2009 annual meeting of shareholders.

  Annual Incentives

        The Company's annual Mission, Values, Performance ("MVP") cash incentive plan is a Company-wide plan covering all full-time employees. For fiscal year 2009, as in all years since the MVP plan was first implemented, the named executive officers had a target MVP incentive opportunity equal to 6% of base salary.

        The MVP plan is designed to establish financial, operational, customer satisfaction, and community impact goals and reward achievement of those goals. The "Company MVP plan" is the basis for 90% of the MVP plan awards, and the employee's demonstration of the Company's values and leadership competencies (as described above), relative to the average values and leadership competencies score for all employees, is the basis for the remaining 10%. The Company MVP plan consists of Company basic earnings per share ("EPS"; as used in this Proxy Statement, EPS refers to basic, or undiluted, EPS) performance (40%) and specified non-financial performance measures (60%). These non-financial performance measures, which are the same for each employee, are identified by management and the Compensation Committee as important to the Company's business mission and values. For fiscal year 2009 these measures were customer satisfaction, employee safety, and community reputation. Each Company MVP plan measure has a threshold, target and stretch level.

        The MVP plan is initially funded based on a target level of EPS performance in order to ensure that the plan is funded through profit levels consistent with the Company's earnings objectives for shareholders. This incentive pool, from which MVP plan payouts are made, is adjusted at the end of the fiscal year, based on actual EPS performance. If EPS performance is less than 95% of target, there would be no cash distribution of the MVP awards. If EPS performance is at 95% of target, there would be a 50% funding of the MVP incentive pool. If EPS is at 100% of target, there would be a 100% funding of the incentive pool. If EPS is at 105% or greater than target, there would be a 150% funding of the incentive pool. Funding of the incentive pool for EPS performance levels between 95% and 105% of target is determined by linear interpolation. In addition, if the overall Company MVP plan score is less than target, the incentive pool is reduced proportionately.

        The EPS target under the MVP plan is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2009 was $1.58. The Company's EPS performance was $1.68 for fiscal year 2009. Based on its financial and non-financial performance under the Company MVP plan, the overall MVP payout was 150% of the target level.

        The Company's annual Short-Term Incentive Plan ("STIP") is a cash incentive opportunity provided under the shareholder-approved Incentive Compensation Plan to the named executive officers and other key employees. The STIP is designed to reward short-term (annual) financial performance. The Compensation Committee reviews and approves STIP incentive opportunities for the named executive officers each year, taking into account each executive's responsibilities, competitive pay practices and overall Company financial performance. STIP incentive compensation opportunities are expressed as a percentage of base salary. Target opportunities under the STIP for the 2009 fiscal year for the named executive officers are summarized in the following table.

Named Executive Officer Fiscal Year 2009 STIP Target Opportunities

Position (Executive)	Target Opportunity as Percentage of Base Salary
Chief Executive Officer (Mr. Skains)	60%
Senior Vice President and Chief Financial Officer (Mr. Dzuricky)	50%
Senior Vice President—Commercial Operations (Mr. Yoho)	50%
Senior Vice President—Utility Operations (Mr. Yount)	40%
Senior Vice President—Corporate and Community Affairs (Mr. O'Hara)	40%

        These target percentages, combined with the 6% MVP plan target opportunity, align with median market practices for annual incentive compensation opportunities based on the Market Benchmark.

        STIP awards are made based on the achievement of a predetermined annual Company EPS target to ensure the STIP is funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target, there would be no cash distribution. If EPS performance is at 95% of target, there would be a 50% distribution. If EPS is at 100% of target, there would be a 100% distribution. If EPS is at 105% or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

        The EPS target under the STIP is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2009 was $1.58. For fiscal year 2009, EPS performance was $1.68. This performance resulted in incentive payouts equal to 150% of target levels.

  Long-Term Incentives

        To support the Company's pursuit of long-term creation of shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes Long-Term Incentive Plan ("LTIP") awards under the shareholder-approved Incentive Compensation Plan to named executive officers and other key employees. Combined with the STIP and MVP incentive opportunities, the Company's LTIP emphasizes "pay at risk" for the Company's named executive officers in a manner consistent with the Company's high performance culture.

        The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative total shareholder return performance (stock price appreciation plus dividend payments) against the Company's Peer Group. Under the LTIP, the Compensation Committee awards units to the named executive officers under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark data for each executive's position to ensure that grant sizes are competitive. Each unit awarded is equivalent in value to one share of the Company's Common Stock. Target opportunities for fiscal year 2009 LTIP grants for the named executive officers are summarized in the following table.

Named Executive Officer Fiscal Year 2009 LTIP Grant Target Opportunities

Position (Executive)	Target Opportunity as Percentage of Base Salary
Chief Executive Officer (Mr. Skains)	100%
Senior Vice President and Chief Financial Officer (Mr. Dzuricky)	60%
Senior Vice President—Commercial Operations (Mr. Yoho)	60%
Senior Vice President—Utility Operations (Mr. Yount)	60%
Senior Vice President—Corporate and Community Affairs (Mr. O'Hara)	60%

        LTIP awards are paid out based on the levels of financial and relative Peer Group performance achieved by the Company during each three year LTIP performance period. Two measures are used to determine performance, both of which are predicated on creating long-term value for the Company's shareholders. One is absolute financial performance by the Company and the other is relative performance:

  •
  A stated compounded annual increase in Company EPS determines 50% of the LTIP award payout; and

  •
  The Company's percentile ranking for total shareholder return (including both stock price appreciation and dividend payment) performance in comparison to the Peer Group determines the remaining 50% of the payout.

        The measures recognize two very important factors for investors—long-term EPS growth and total shareholder return performance against other companies in the natural gas utility sector. This design is consistent with the Company's philosophy of providing named executive officers the opportunity to earn above-median compensation through incentive compensation that is delivered for creating significant shareholder value by recognizing both EPS growth and relative total shareholder return performance.

        For the EPS portion, threshold, target and stretch levels are established. An EPS performance of 80% of target (threshold) results in an 80% payout of the portion of the payout based on EPS; an EPS performance of 100% of target (target) results in a 100% payout of this portion; and an EPS performance of 120% of target (stretch) results in a maximum 120% payout of this portion. LTIP payouts for EPS performance between these levels are determined by linear interpolation. EPS performance below 80% of target results in no payout of this portion of the LTIP award.

        The following table summarizes the pay-for-performance relationship for the total shareholder return portion of the LTIP.

Total Shareholder Return Performance Measurement for LTIP

Company Performance Ranking in Comparison to Peer Group Performance	Payout Percentage for Portion of LTIP Award Based on Total Shareholder Return Performance
At or above 90th percentile	120%
75th to 89th percentile	110%
50th to 74th percentile	100%
40th to 49th percentile	90%
25th to 39th percentile	80%
Below 25th percentile	No payout

        At October 31, 2009, the named executive officers had the 2009, 2010 and 2011 LTIP awards outstanding, which cover the three-year performance periods ending October 31, 2009, October 31, 2010, and October 31, 2011, respectively. The 2009 LTIP (for the performance period ended October 31, 2009) generated a total incentive payout equal to 105% of the named executive officers' target opportunity. This payout level was the result of a 120% payout for the EPS portion due to the Company's three year compounded annual EPS growth being 9.5%, compared to a 4% target performance level, and a 90% payout for the total shareholder return portion due to the Company's 42nd percentile total shareholder return ranking against the Peer Group.

        The following table summarizes actual results against performance measures for the 2009 LTIP award, and performance measures for the 2010 and 2011 LTIP awards.

		Compounded Annual EPS Increase				Target Total Shareholder Return Ranking
	Performance Period— 3-year period ending				Actual Compounded Annual EPS Increase				Actual Total Shareholder Return Ranking
Award		Threshold	Target	Stretch		Threshold	Target	Stretch
2009	October 31, 2009	3.2%	4%	4.8%	9.5%	25th	50th to 74th	90th	42nd
		($1.41)	($1.44)	($1.47)	($1.68)	percentile	percentile	percentile	percentile

2010	October 31, 2010	3.2%	4%	4.8%	Performance period	25th	50th to 74th	90th	Performance period
		($1.55)	($1.59)	($1.62)	not yet completed	percentile	percentile	percentile	not yet completed

2011	October 31, 2011	3.2%	4%	4.8%	Performance period	25th	50th to 74th	90th	Performance period
		($1.65)	($1.69)	($1.73)	not yet completed	percentile	percentile	percentile	not yet completed

        The Compensation Committee annually reviews the EPS growth target for new LTIP awards. The EPS target for the 2009, 2010 and 2011 LTIP Awards was set at 4%. The Company and its Board of Directors believe this long-term EPS growth rate, combined with share appreciation and dividend yield, will offer its shareholders a market competitive return on their investment.

        All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company's executive compensation philosophy. These annual reviews also provide an opportunity for the Compensation Committee to assess wealth accumulation for the named executive officers. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

  Restricted Stock

        Effective September 1, 2006, the Board of Directors approved a time-vested restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains. This restricted stock was granted under the shareholder-approved Incentive Compensation Plan. The grant was intended to support the Company's executive retention strategy as it applies to Mr. Skains' CEO role and to further align Mr. Skains' interests with those of the Company's shareholders. At the time of grant, the targeted after-tax value of the stock equaled two times Mr. Skains' base salary at the time of $610,000.

        The grant vests over five years, with the first 20% vesting in 2009, another 30% vesting in 2010, and the remaining 50% vesting in 2011, provided that at the time of each vesting Mr. Skains is an employee of the Company. The Committee believes that this vesting schedule is consistent with the grant's purpose of supporting the Company's executive retention strategy, as well as aligned with the Company's focus on long-term shareholder value creation.

        During the vesting period, any dividends paid on unvested shares are accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment), and these additional shares will vest according to the vesting schedule described above. No other restricted shares have been granted to Mr. Skains or any other named executive officer.

        On September 1, 2009, the first vesting date under the restricted stock grant, Mr. Skains received 14,611 shares of vested common stock, which represented 20% of the original restricted stock grant plus 20% of the accrued dividends. After withholding of shares to satisfy Mr. Skains' tax liability on the vested shares, Mr. Skains received 8,153 shares of common stock having a value of $197,628.

  Summary of Compensation Elements

        The pie charts below show the mix of the target total compensation opportunities in fiscal year 2009 for Mr. Skains and for the other named executive officers averaged together, but excluding Mr. Skains. The actual compensation realized from the target incentive opportunities is determined by Company performance over a one year period (in the case of MVP and STIP) or a three year performance period (in the case of LTIP). The fiscal year 2009 target payout levels are expressed as a percentage of target total compensation.

Mr. Skains Fiscal Year 2009 Target Compensation Mix	Average Other Named Executive Officers Fiscal Year 2009 Target Compensation Mix

        The pie charts below show the mix of compensation elements actually paid for fiscal year 2009 to Mr. Skains and to the other named executive officers averaged together. The fiscal year 2009 actual payouts are expressed as a percentage of actual total compensation.

Mr. Skains Fiscal Year 2009 Actual Compensation Mix	Average Other Named Executive Officers Fiscal Year 2009 Actual Compensation Mix

  Stock Options

        The Company does not currently grant stock options, nor has it ever in its history.

  Retirement Benefits

        The Company provides all employees the opportunity to participate in a 401(k) plan. In order to encourage employees to save for their retirement, the 401(k) plan contains an automatic enrollment feature. The Company matches employee contributions at 100%, up to 5% of the employee's pay. The named executive officers participate in the 401(k) plan on the same terms as other eligible employees.

        The Company maintains a defined benefit plan (the "Retirement Plan") for full-time employees hired before January 1, 2008. Employees accrue benefit service for up to 35 years. The rate used for pre-2008 service is greater during the first 20 years of service than it is for the next 15. For service after December 31, 2007, a consistent rate is used for each year of service up to 35. The Company also maintains a defined contribution plan for employees hired on or after January 1, 2008, instead of the Retirement Plan. Since all the named executive officers were hired before 2008, the defined contribution plan does not apply to them.

        Effective January 1, 2009, the 401(k) and retirement plans described above apply to Tennessee employees covered under a collective bargaining agreement.

        The Company also maintains a Defined Contribution Restoration Plan (the "DC Restoration Plan") and a Voluntary Deferral Plan.

        The DC Restoration Plan became effective as of January 1, 2009. All officers of the Company (including the Company's named executive officers) are eligible to participate in the DC Restoration Plan. The DC Restoration Plan provides supplemental retirement benefits to covered officers, including named executive officers, whose benefits under the qualified retirement plans are adversely affected by the Internal Revenue Code limitations that apply to the qualified retirement plans. The plan's objective is to bring the targeted retirement income for the covered officers to the same percentage non-affected employees would receive under the qualified retirement plans. The Company credits each participant's DC Restoration Plan account with an amount equal to 13% of the participant's total annual compensation (base salary and annual cash incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company's tax-qualified retirement plans. (The limitation was $245,000 for 2009 and will be $245,000 for 2010 as well. It is adjusted periodically by the Internal Revenue Service.) A participant's DC Restoration Plan account is deemed to be invested in accordance with the participant's election in investment options that are similar to most of the options available under the Company's tax-qualified 401(k) plan. A participating named executive officer's DC Restoration Plan account becomes vested after the participant completes five years of service, with prior years' service credited towards this vesting requirement. The vested amount credited to a participant's DC Restoration Plan account will be distributed to the participant upon separation from service.

        The Voluntary Deferral Plan allows the named executive officers and other key employees to save additional amounts for retirement by electing to defer a portion of their base salary and annual cash incentive compensation on a tax-deferred basis. No Company contributions are made to the Voluntary Deferral Plan. The Voluntary Deferral Plan became effective as of January 1, 2009 for deferrals of base salary and November 1, 2008 for deferrals of annual incentive compensation. All amounts deferred by a participant under the Voluntary Deferral Plan will be credited to an account maintained in the participant's name. A participant's Voluntary Deferral Plan account is deemed to be invested in accordance with the participant's election in investment options that are similar to most of the options available under the Company's tax-qualified 401(k) plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. A participant's Voluntary Deferral Plan account will be distributed to the participant upon separation from service or a date specified by the participant at the time the participant makes his or her deferral election. No named executive officers participated in the Voluntary Deferral Plan in 2009.

        The Company also maintains executive life insurance policies for officers of the Company ($1,950,000 for Mr. Skains and $1,450,000 for the other named executive officers). These policies replaced the life insurance benefits that were provided under the Company's Supplemental Executive Benefit Plan prior to its termination effective October 31, 2008 and under the Company's Keyman Accident Policy prior to its termination effective January 27, 2009.

  Other Compensation

        As part of a comprehensive executive pay program, the Company provided the named executive officers the following perquisites in fiscal year 2009:

  •
  Fixed car allowance

  •
  Executive physical exam (annual capped allowance, which may be exceeded if additional diagnostic procedures are recommended by the physician)

  •
  Reimbursement of tax preparation expenses (annual capped allowance)

  •
  Reimbursement of club membership fees and dues (annual capped allowance determined by executive's functional responsibilities)

  •
  Home security (Mr. Skains only)

  •
  Limited spousal travel and entertainment associated with Company functions

        The Compensation Committee eliminated car allowances and club membership reimbursements at the beginning of fiscal year 2010. In order to give the named executive officers an opportunity to earn the same cash compensation in fiscal year 2010 as they received from car allowances and club membership reimbursements in fiscal year 2009, each officer's base salary was increased beginning November 2009. The increase was equal to the amount of car allowance payments and club membership reimbursements received in fiscal year 2009, reduced so that the officer's cash compensation would be the same if target payouts are made under the 2010 MVP and STIP plans.

        Management and the Compensation Committee believe that the remaining perquisites support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee's review of total compensation for the named executive officers. However, because these perquisites represent a relatively small portion of the named executive officers' total compensation, they do not materially influence the Compensation Committee's decisions regarding total compensation.

  Executive Stock Ownership Guidelines

        At the recommendation of the Compensation Committee, the Company's Board has established stock ownership guidelines for all employees who participate in the LTIP, including the named executive officers. Each executive has a period of five years to achieve the applicable targeted ownership level of Company Common Stock. The Committee strongly advocates stock ownership as a means by which to better align management interests with those of shareholders. The named executive officers are deemed to be in compliance with the guidelines if they retain all Company stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards must be used to purchase Company stock if the executive does not meet the ownership guidelines because of his sale or disposition of Company stock.

        The ownership guideline for Mr. Skains requires that he own Company shares having a market value equal to five times his base salary. Share ownership guidelines for the other named executive officers require each of them to reach a share ownership position with a market value equal to three times his base salary within five years after appointment to his current position.

        Based on Market Benchmark data reviewed regularly by the Compensation Committee, these stock ownership targets are consistent with market practices. The Compensation Committee also reviews on a regular basis the amount of stock owned by each named executive officer to ensure they are in compliance with the guidelines. Each named executive officer is currently in compliance with the stock ownership guidelines.

  Employment Agreements

        The Company has entered into an Employment Agreement with each named executive officer. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the named executive officers on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below under "Post-Employment Benefits."

  Severance and Change-in-Control Agreements

        The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each named executive officer. The primary objective of the Severance Agreements is to protect the Company's interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company's use of a "double trigger" arrangement, which requires a change-in-control event (as defined in the agreements) to be followed by the executive's involuntary or constructive termination in order for cash severance benefits to be paid. The Severance Agreements reflect the results of a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group.

        The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible "parachute payment" (in whole or part) under section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the payments below the level at which they become "excess" parachute payments results in a greater after-tax benefit to the executive, these payments will be reduced to the extent necessary to exclude such payments from Section 4999 taxation. The Company believes that this "greater of" approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

        The table entitled "Severance Benefits (Termination Due to a Change-in-Control)" and accompanying narrative and footnotes set forth change-in-control severance benefits under the Severance Agreements for each named executive officer, based on a hypothetical Company change-in-control and employment termination date of October 31, 2009.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including salaries and grants of deferred shares (restricted stock and restricted stock units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

Executive Officer Compensation Disclosure Tables

        The following tables disclose information related to the compensation paid to the Company's named executive officers. The first table, the Summary Compensation table, provides a summary of the total compensation earned by or expensed by the Company for the 2009 fiscal year for the Company's Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2009. The tables following the Summary Compensation table provide additional information about the elements of compensation presented in the Summary Compensation table, and the pension, deferred compensation and severance benefits of the named executive officers. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

        The Summary Compensation table includes information for the 2007, 2008 and 2009 fiscal years.

        Summary Compensation Table.    The following table shows the salary, annual STIP and MVP plan awards and all other compensation paid to the named executive officers for the fiscal year ended October 31, 2009. The table also shows the compensation expense the Company recognized for the equity awards granted to the named executive officers in and prior to the 2009 fiscal year and the Retirement Plan benefit accrued by those officers during the 2009 fiscal year, the values of which were not distributed to the named executive officers in fiscal year 2009.

Summary Compensation Table For Fiscal Year Ending October 31, 2009

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Thomas E. Skains
Chairman, President	2009	$740,385	$0	$1,041,135	$0	$742,367	$140,495	$98,896	$2,763,278
and Chief Executive	2008	$690,385	$0	$1,926,038	$0	$454,561	$0	$127,098	$3,198,082
Officer	2007	$642,308	$0	$672,180	$0	$278,329	$17,105	$142,902	$1,752,824
David J. Dzuricky
Senior Vice President	2009	$395,192	$0	$182,408	$0	$336,194	$153,824	$66,913	$1,134,531
and Chief Financial	2008	$370,192	$0	$516,921	$0	$206,071	$0	$108,887	$1,202,071
Officer	2007	$347,115	$0	$103,241	$0	$117,477	$30,391	$115,143	$713,367
Franklin H. Yoho
Senior Vice President	2009	$370,192	$0	$170,489	$0	$315,183	$67,227	$48,976	$972,067
—Commercial	2008	$345,192	$0	$480,022	$0	$192,129	$0	$69,017	$1,086,360
Operations	2007	$322,115	$0	$97,686	$0	$109,027	$5,236	$73,113	$607,177
Kevin M. O'Hara
Senior Vice President	2009	$316,154	$0	$146,333	$0	$221,061	$191,324	$99,700	$974,572
—Corporate and	2008	$297,115	$0	$409,172	$0	$134,790	$0	$74,581	$915,658
Community Affairs	2007	$283,077	$0	$92,035	$0	$95,637	$3,951	$82,435	$557,135
Michael H. Yount
Senior Vice	2009	$316,109	$0	$146,333	$0	$220,959	$40,603	$41,588	$765,592
President	2008	$297,115	$0	$391,045	$0	$134,881	$4,201	$77,380	$904,622
—Utility Operations	2007	$283,077	$0	$107,827	$0	$95,703	$24,346	$79,267	$590,220

(1)
Amounts earned under the Company's annual STIP and MVP Plans, which in years prior to 2007 were reported in the "Bonus" column, are now reported in the "Non-Equity Incentive Plan Compensation" column. Any bonuses included in the "Bonus" column represent sign-on or discretionary bonuses.

(2)
The amounts in this column do not reflect the actual value of the awards paid or granted to the executives in the listed fiscal years. The amounts are the compensation costs of LTIP and restricted stock awards as defined by SFAS 123R and recognized by the Company for financial statement purposes for the fiscal years ended October 31, 2009, 2008 and 2007. The assumptions used in the calculation of these amounts are included in Note 9 to the Company's audited financial statements for the fiscal year ended October 31, 2009 included in the Company's annual report on Form 10-K filed with the SEC on December 23, 2009.

 The 2007 stock award amount reflects compensation cost accruals for LTIP awards for the three-year LTIP performance periods ending in 2007, 2008 and 2009 and, for Mr. Skains, also his restricted stock award. The accrual for the 2007 LTIP award includes a reversal of prior year compensation cost accruals to reflect an award payout at 40% of target. In addition, the 2007 stock award amount was based on a Company stock price of $24.60.

 The 2008 stock award amount reflects compensation cost accruals for LTIP awards for the three-year LTIP performance periods ending in 2008, 2009, and 2010 and, for Mr. Skains, also his restricted stock award. The accrual for the 2008 LTIP award includes an increase in prior year compensation cost accruals to reflect an award payout at 102.5% of target. In addition, the 2008 stock award amount was based on a Company stock price of $32.92.

   The 2009 stock award amount reflects compensation cost accruals for LTIP awards for the three-year LTIP performance periods ending in 2009, 2010, and 2011 and, for Mr. Skains, also his restricted stock award. The accrual for the 2009 LTIP award includes an increase in prior year compensation cost accruals to reflect an award payout at 105% of target. In addition, the 2009 stock award amount was based on a Company stock price of $23.28.

(3)
The Company does not currently, nor has it ever in its history, granted stock options.

(4)
The amounts set forth in this column were earned during fiscal 2009 and paid in early fiscal 2010 under the Company's annual STIP and MVP Plans.

(5)
These amounts represent the increase in the actuarial present value of the officer's accumulated benefit under the Company's Retirement Plan.

(6)
The following table shows by category and amount all compensation included in the "All Other Compensation" column for the fiscal year ending October 31, 2009. Perquisites are comprised of car allowance; club membership fees; tax preparation services; executive physicals; home security (Mr. Skains only); athletic event tickets; and spousal travel and entertainment associated with Company functions.

Compensation Item	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. O'Hara	Mr. Yount
Company matching contribution to 401(k) plan	$12,250	$12,250	$12,250	$12,250	$12,250
Company contribution to Defined Contribution Restoration Plan	$17,500	$9,375	$8,758	$7,500	$7,500
Insurance premium for Executive Life	$4,846	$11,737	$2,737	$2,894	$3,889
Club membership initiation fee	$0	$0	$0	$50,000	$0
Total perquisites (not exceeding $25,000 each)	$61,973	$27,912	$23,916	$25,666	$16,080
Tax gross-up for Executive Life premium	$2,327	$5,639	$1,315	$1,390	$1,869

Totals	$98,896	$66,913	$48,976	$99,700	$41,588

        Grants of Plan-Based Awards.    The columns in the following table under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" show the threshold, target and maximum (stretch) incentive awards the named executive officers could have earned under the Company's annual STIP and MVP plan for the 2009 fiscal year, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2009 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table above. The columns in the table under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" show the threshold, target and maximum performance units granted in fiscal 2008 (2011 LTIP) under the Company's ICP for the three year performance period that began on November 1, 2008.

 Grants of Plan-Based Awards for Fiscal Year Ending October 31, 2009

											Grant Date Fair Value of Stock and Options Awards (2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/sh)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Skains	12/18/08				29,513	36,891	44,269	N/A	N/A	N/A	$1,372,782
		$247,500	$495,000	$742,500
David J. Dzuricky	12/18/08				9,444	11,805	14,166	N/A	N/A	N/A	$439,288
		$112,000	$224,000	$336,000
Franklin H. Yoho	12/18/08				8,854	11,067	13,280	N/A	N/A	N/A	$411,813
		$105,000	$210,000	$315,000
Kevin M. O'Hara	12/18/08				7,555	9,444	11,333	N/A	N/A	N/A	$351,436
		$73,600	$147,200	$220,800
Michael H. Yount	12/18/08				7,555	9,444	11,333	N/A	N/A	N/A	$351,436
		$73,600	$147,200	$220,800

(1)
The formula to determine the number of units awarded to each participant considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Compensation Committee, payouts of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)
This column represents the value of the performance share maximum incentive opportunity awarded on December 18, 2008 (2011 LTIP) at the closing price of the Company's Common Stock on the New York Stock Exchange on that date of $31.01. The actual number of performance shares earned will be determined after the end of the three-year performance period ending on October 31, 2011.

        Outstanding Equity Awards at Fiscal Year-End.    The following table provides information about unvested restricted stock and unearned performance share awards held by the named executive officers on October 31, 2009.

Outstanding Equity Awards at End of Fiscal Year Ending October 31, 2009

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Thomas E. Skains	N/A	N/A	N/A	N/A	N/A	59,094	$1,375,708	29,513	$687,063
								34,042	$792,498
								42,553	$990,634
David J. Dzuricky	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,444	$219,856
								10,942	$254,730
								13,748	$320,053
Franklin H. Yoho	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8,854	$206,121
								10,213	$237,759
								12,766	$297,192
Kevin M. O'Hara	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,555	$175,880
								8,754	$203,793
								11,195	$260,620
Michael H. Yount	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,555	$175,880
								8,754	$203,793
								11,195	$260,620

(1)
The amount set forth in this column equals 52,000 shares of restricted stock from a 65,000 share award granted to Mr. Skains on September 1, 2006 and 7,094 from the reinvestment of dividends, multiplied by the closing price of the Company's common stock ($23.28) on October 30, 2009. Per the vesting schedule established at the time of the grant in September 2006, 20% of the shares vested in September 2009. 30% of the grant will vest in September 2010 and the remaining 50% will vest in September 2011. During the vesting period, any dividends paid on the restricted shares will be accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment) and these additional shares will vest according to the aforementioned vesting schedule. The amount indicated is not necessarily indicative of the amount that may actually be realized by Mr. Skains. The table "Payments Upon a Termination of Employment Following a Change in Control" and the footnotes and narrative accompanying the table describe Mr. Skains' right to receive a payment in the event of a change-in-control.

(2)
The amounts in this column equal the indicated threshold or maximum number of performance shares awarded under the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company's Common Stock ($23.28) on October 30, 2009: threshold number of shares—2011 LTIP (November 1, 2008 to October 31, 2011), threshold number of shares—2010 LTIP (November 1, 2007 to October 31, 2010), and maximum number of shares 2009 LTIP (November 1, 2006 to October 31, 2009). The 2009 LTIP shares are required to be shown at maximum payout since the 2009 LTIP performance at 105% of target exceeds threshold and target performance. The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives.

  The actual number of shares earned under the 2009 LTIP for the performance period November 1, 2006 to October 31, 2009 is shown in the "Option Exercises and Stock Vested" table.

   The ICP and its Interpretive Guidelines set forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant's estate will receive the target number of performance shares. In the event a participant in the LTIP retires or becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company's performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a change-in-control, the target number of any performance shares outstanding upon a change-in-control will become vested and must be paid to the participant within 2 1/2 months after the change-in-control. If a participant's employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award.

   The tables, footnotes and narrative set forth in the section entitled "Post-Employment Benefits" describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

        Option Exercises and Stock Vested.    The following table provides information about the number and value of performance shares earned in fiscal year 2009. These shares were awarded under the 2009 LTIP for the performance period November 1, 2006 to October 31, 2009.

Option Exercises and Stock Vested for Fiscal Year Ending October 31, 2009

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Thomas E. Skains	N/A	N/A	51,845	$1,220,978
David J. Dzuricky	N/A	N/A	12,029	$280,035
Franklin H. Yoho	N/A	N/A	11,170	$260,038
Kevin M. O'Hara	N/A	N/A	9,795	$228,028
Michael H. Yount	N/A	N/A	9,795	$228,028

(1)
The Company does not currently grant stock options, nor has it ever in its history.

(2)
The value for all officers except Mr. Skains equals the number of performance shares earned under the 2009 LTIP multiplied by the closing stock price of $23.28 on October 30, 2009. The value for Mr. Skains equals the sum of (i) the performance shares earned under the 2009 LTIP multiplied by the Company's closing price of $23.28 on October 30, 2009 and (ii) 14,611 shares of restricted stock that vested on September 1, 2009 multiplied by the closing stock price of $24.24 on that date.

        Pension Benefits.    The following table provides the actuarial present value of each named executive officer's accumulated benefit under the Company's Retirement Plan.

Pension Benefits as of October 31, 2009

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	14.5	$370,773	N/A
David J. Dzuricky	Retirement Plan	14.5	$470,438	N/A
Franklin H. Yoho	Retirement Plan	7.5	$147,070	N/A
Kevin M. O'Hara	Retirement Plan	21.5	$472,033	N/A
Michael H. Yount	Retirement Plan	3.5	$81,503	N/A

(1)
The Company's Retirement Plan covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company. Mr. Yount joined the Company on April 17, 2006 and is not yet vested in the Retirement Plan.

The Retirement Plan benefit amounts represent the actuarial present value of each executive's accumulated benefit using the same assumptions used by the Company for financial reporting purposes and each executive's age, length of service and average annual compensation. Even though they have the same length of service with the Company, the present value of Mr. Dzuricky's benefit exceeds the present value of Mr. Skains' benefit because Mr. Dzuricky has satisfied the age and service requirements for early retirement under the Retirement Plan. Note 8 to the Company's audited financial statements for the fiscal year ended October 31, 2009 (included in the annual report on Form 10-K filed with the SEC on December 23, 2009) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

        Nonqualified Deferred Compensation.    The following table provides information about contributions and earnings credited to the accounts of the named executive officers under the Company's Defined Contribution Restoration Plan during the 2009 fiscal year. None of the executive officers elected to participate in the Voluntary Deferral Plan for the 2009 fiscal year.

Nonqualified Deferred Compensation for Fiscal Year Ending October 31, 2009

Name	Executive Contribution in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(2)
Thomas E. Skains	$0	$17,500	$3,140	$0	$20,640
David J. Dzuricky	$0	$9,375	$2,919	$0	$12,294
Franklin H. Yoho	$0	$8,758	$1,550	$0	$10,308
Kevin M. O'Hara	$0	$7,500	$1,788	$0	$9,288
Michael H. Yount	$0	$7,500	$1,972	$0	$9,472

(1)
The amounts presented in this column represent Company credits to the executive officers' accounts under the Defined Contribution Restoration Plan, a supplemental retirement benefit plan that covers officers whose benefits under the tax-qualified Retirement Plan are limited by the Internal Revenue Code limitations. The Company's credits were reported in the 2009 "All Other Compensation" column of the Summary Compensation Table. The credits equal 13% of each participant's total cash compensation (base salary and annual incentive compensation) that exceeds the Internal Revenue Code compensation limitation applicable to the Company's tax-qualified Retirement Plans. The limitation was $245,000 for 2009 and will be $245,000 for 2010 as well. It is adjusted periodically by the Internal Revenue Service.

(2)
A participant's account becomes vested after the participant completes five years of service, with prior years' service credited towards this vesting requirement. The vested amount credited to a participant's account will be distributed to the participant upon separation from service.

        Post-Employment Benefits.    The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer's Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2009.

        For each named executive officer, any severance benefits, other than in the event of a change-in-control, are governed by the officer's Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains and Mr. Dzuricky). No extension may allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without prior written consent of the Company.

        Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2009 for each of the termination events.

Severance Benefits (Termination Not Due to a Change-in-Control) as of October 31, 2009

Termination Events and Related Benefits(1)	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. O'Hara	Mr. Yount
Disability
Base salary for 3 months	$187,500	$100,000	$93,750	$80,000	$80,000
MVP for fiscal year ended 10/31/09	$67,367	$36,194	$33,933	$29,061	$28,959

Total	$254,867	$136,194	$127,683	$109,061	$108,959

Involuntary without Cause
Base salary for 12 months	$750,000	$400,000	$375,000	$320,000	$320,000
MVP for fiscal year ended 10/31/09	$67,367	$36,194	$33,933	$29,061	$28,959
Target STIP for fiscal year ending 10/31/10	$450,000	$200,000	$187,500	$128,000	$128,000
Vesting of LTIP performance shares for performance period ending 10/31/10 (assuming target performance)	$990,634	$318,424	$297,192	$254,730	$254,730
Welfare benefits for 12 months	$13,796	$12,746	$12,671	$12,474	$10,044

Total	$2,271,797	$967,364	$906,296	$744,265	$741,733

Any Other Termination	$0	$0	$0	$0	$0

(1)
All amounts assume an October 31, 2009 termination event and are based on the Company's closing stock price of $23.28 on that date.

This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP and its Interpretive Guidelines, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death or disability, the participant will receive the target award prorated to reflect the period of time during which the participant was actively employed during the fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the end of the fiscal year for any reason other than death, disability, retirement or change-in-control, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance (for both the Company performance and the values and leadership competencies portions of the MVP plan award), prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to disability, the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP plan award) and target performance (for the values and leadership competencies portion of the MVP plan award), in each case prorated to reflect the period of time during which the participant was actively employed during the fiscal year. If a participant in the MVP Plan retires prior to the completion of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP plan award) and target performance (for the values and leadership competencies portion of the MVP plan award), in each case prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the "Outstanding Equity Awards at Fiscal Year End" table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

        For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer's Severance Agreement, and the ICP and its Interpretive Guidelines.

        Each named executive officer's Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer's full salary and benefits at the rate in effect at the commencement of that period until the officer's employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive's duties for a period of six consecutive months. If the officer's employment is terminated for any reason following a change-in-control, the Company will pay the officer's full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer's normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

        In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer's then-current annual base salary and target bonus (STIP and MVP target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer's employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer's employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

        Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

  •
  any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the following individuals cease for any reason to constitute a majority of the Company's directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company's shareholders, was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

  •
  the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Please refer to the form of Severance Agreement attached as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the Securities and Exchange Commission and available on the Company's website, for more details.

        Pursuant to the ICP and its Interpretive Guidelines, the target number of outstanding LTIP awards and the full amount of the restricted stock awards fully vest in the event of a change-in-control of the Company. For the named executive officers, these documents use the same definition of a change-in-control as set forth in their Severance Agreements. That definition is set forth above.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2009.

Severance Benefits (Termination Due to a Change-in-Control) as of October 31, 2009

Executive(1)	Cash Severance(2)	Stock Awards(3)	Welfare Benefits(4)	Totals(5)
Thomas E. Skains	$3,735,000	$4,050,697	$41,388	$7,827,085
David J. Dzuricky	$1,872,000	$859,963	$38,238	$2,770,201
Franklin H. Yoho	$1,755,000	$802,485	$38,013	$2,595,498
Michael H. Yount	$1,401,600	$691,765	$30,132	$2,123,497
Kevin M. O'Hara	$1,401,600	$691,765	$37,422	$2,130,787

(1)
All amounts assume a change in control and subsequent qualifying termination event as described below as of October 31, 2009.

(2)
Amounts represent three times the officer's annual base salary and target bonus opportunity (STIP and MVP combined).

(3)
Amounts represent the vesting of target performance share opportunities for 2009 LTIP, 2010 LTIP and 2011 LTIP awards, based upon the Company's closing stock price of $23.28 on October 30, 2009. Mr. Skains' amount also represents the vesting of the unvested portion (52,000 shares) of the restricted stock grant made on September 1, 2006, and shares resulting from reinvested dividends (7,094 shares).

(4)
Amounts represent three years of life, disability, accident and health insurance benefits.

(5)
Total payments represent amounts received by the officer before the officer's payment of applicable excise and income taxes.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2009.

Submitted by the Compensation Committee.

John W. Harris, Chair
Malcolm E. Everett III
Aubrey B. Harwell, Jr.
Minor M. Shaw

December 17, 2009

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued under the Company's compensation plans, as of October 31, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	632,430(2)	0	830,939(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
The 2009 LTIP, 2010 LTIP and 2011 LTIP and Mr. Skains' restricted stock award were issued under the ICP. The 2009 LTIP vested on November 1, 2009, upon completion of a three-year performance period ended October 31, 2009. The 2010 LTIP and 2011 LTIP vest upon completion of three-year performance periods ending October 31, 2010, and October 31, 2011, respectively. If performance measures are met, as determined and approved by the Compensation Committee of the Board of Directors, payout of each award will occur at the end of the respective performance period. The 2009 LTIP was paid, and the 2010 LTIP and 2011 LTIP are payable, in the form of Common Stock and up to 50% cash applied to taxes. All units paid out are valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution. The restricted stock award vests over five years, with the first 20% having vested in fiscal 2009, another 30% vesting in fiscal 2010, and the remaining 50% vesting in fiscal 2011, provided that at the time of each vesting Mr. Skains is an employee of the Company. During the vesting period, any dividends paid on unvested shares are accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment), and these additional shares will vest according to the foregoing vesting schedule.

(2)
Comprised of unvested portion of Mr. Skains' restricted stock award and unearned shares under the 2009 LTIP, 2010 LTIP and 2011 LTIP that would be distributed if stretch goals were met. This is greater than the number of shares attributable to the 2009 LTIP, 2010 LTIP and 2011 LTIP that are included in the calculation of diluted earnings per share in the Company's

  2009 Form 10-K. The 2009 LTIP vested on November 1, 2009, and the actual number of shares issued was less than would have been distributed if stretch goals were met.

(3)
Includes 793,625 shares available for issuance under the ICP and 37,314 shares available for issuance under the Company's Employee Stock Purchase Plan (ESPP). Eligible employees may purchase shares of the Company's common stock through after-tax payroll deductions under the ESPP. The purchase price is 95% of the average of the high and low trading prices as recorded on the Composite Tape of the New York Stock Exchange for each quarterly purchase date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, certain officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to fiscal 2009, the Company believes that all Section 16(a) reports were filed on a timely basis, except for a Form 4 report for Muriel W. Sheubrooks for a purchase of shares indirectly held in a SEP-IRA.

OTHER BUSINESS

        The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

        The Company's 2009 Summary Annual Report is available electronically on the Company's website at www.piedmontng.com in the "Investors—Financial Information" section. There you will find instructions for obtaining a paper copy of the 2009 Summary Annual Report.

        We respectfully urge you to enter your vote instructions online or by telephone or by completing, signing, dating and mailing a proxy card or voting instruction form. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond
Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary

January 11, 2010

APPENDIX A

PIEDMONT NATURAL GAS COMPANY

EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated as of February 26, 2010

        Piedmont Natural Gas Company, Inc. ("Piedmont") and its subsidiaries (Piedmont and its subsidiaries hereinafter referred to as the "Corporations") established the Piedmont Natural Gas Company Employee Stock Purchase Plan (the "Plan") on July 1, 1985 for the purpose of encouraging all employees of the Corporations (the "Employees") to acquire a proprietary interest in the success of the Corporations and to remain in the employ of the Corporations. Piedmont amended and restated the Plan in April 2009 and now desires to further amend and restate the Plan, effective as of February 26, 2010.

        It is the intent of the Plan to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, (hereinafter referred to as the "Code") and the Plan is to be administered accordingly.

ARTICLE I
STOCK

        1.01    Authorized.    An aggregate of 900,000 shares of Piedmont common stock (the "Stock") have been authorized and reserved for issuance pursuant to the provisions of this Plan (600,000 initially authorized and 300,000 additional authorized in December 2009). The Stock shall be subject to the purchase options granted by the Plan during the term of the Plan but shall also be subject to the provisions of Article VI.

        1.02    Recapitalization.    The number of shares of Stock subject to this Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of Piedmont resulting from a subdivision or consolidation of shares of common stock or the payment of a stock dividend with respect to common stock (or any other increase or decrease in the number of such shares affected without receipt of consideration by Piedmont).

ARTICLE II
ELIGIBILITY AND PARTICIPATION

        2.01    Eligibility.    Each Employee shall be eligible to participate in the Plan on the first day of the first pay period following the date on which the Employee completes thirty (30) days of continuous employment with the Corporations. Notwithstanding the foregoing, the following Employees shall not be eligible to participate:

          (1)   Employees whose customary employment is less than twenty (20) hours per week or five (5) months or less in any calendar year.

          (2)   Employees who immediately after the grant of the option to purchase Stock pursuant to the Plan shall be considered a "Five Percent Shareholder" (as defined below) of Piedmont or of its parent or subsidiary corporation. The term "parent corporation" and "subsidiary corporation" are defined in Section 425(e) and (f) of the Code. Five Percent Shareholder means any individual who, immediately after the grant of an option, owns or would be deemed to own more than five percent of the total combined voting power or value of all classes of stock of Piedmont. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of Piedmont or any affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

        2.02    Participation Upon Application.    Employees who have completed the eligibility requirements shall become participants ("Participants") by executing and filing with the Benefit Plan Committee (as provided in Section 9.01) a written or electronic participation application ("Participant Application") as provided by the Benefit Plan Committee. The Participant Application shall include:

          (i)    designation of a regular payroll deduction of a percentage of compensation or an even dollar amount which designation shall not exceed six percent (6%) of the Participant's compensation (excluding bonuses and overtime) or be less than $5.00 per payroll period;

          (ii)    authorization to purchase Stock for the Participant on the Stock Purchase Date (as provided in Section 3.01) pursuant to the terms and provisions of the Plan; and

          (iii)   such other information as the Benefit Plan Committee shall require and deem appropriate.

The application must be received by the Benefit Plan Committee at least eight (8) calendar days before the first paydate for which the Employee elects to begin participation, otherwise it will become effective for the next succeeding payroll period. An application filed by an Employee shall be deemed as a continuing authorization for payroll deductions and stock purchases so long as the Plan remains in effect or until the Participant otherwise elects to cease participation or withdraws from the Plan.

        2.03    Amendment to Participation Application.    A Participant may amend his Participation Application at any time by the execution of a new Participation Application. Increases or decreases in the payroll deduction on the Participation Application shall be effective for the first payroll period after the new Participation Application has been executed and received by the Benefit Plan Committee, provided, however, in the event the new Participation Application is received less than eight (8) calendar days before the paydate of the next payroll period, it will not be effective until the next succeeding payroll period.

        2.04    Withdrawal From Participation.    A Participant may withdraw from the Plan at any time by executing and filing a written or electronic withdrawal notice ("Withdrawal Notice") with the Benefit Plan Committee which notice must be received at least two weeks prior to the next Stock Purchase Date (defined below). Employees who have not filed a timely Withdrawal Notice shall be deemed to have elected the exercise of the stock option for the purchase of Stock as provided in Section 3.02 on the next Stock Purchase Date. Termination of employment by reason of death or for any reason shall be deemed a withdrawal by the Participant effective as of the date his employment terminates. Withdrawing Participants will be refunded the entire balance of the payroll deductions not previously used to purchase Stock pursuant to the Plan.

        2.05    Participation After Withdrawal.    An Employee who withdraws from the Plan may re-enter the plan by executing and filing a Participation Application with the Benefit Plan Committee as provided in Section 2.02.

ARTICLE III
PURCHASE OF STOCK

        3.01    Accumulation of Funds.    Amounts elected by the Participant to be contributed to the Plan (in accordance with Section 2.02(a) above) shall be accumulated in a record-keeping account maintained by Piedmont. The accumulated funds will be utilized only for the purchase of Stock, except for funds refunded to withdrawing Participants. Funds will accumulate in each Participant's account over four payroll deduction periods during the calendar year—November 1 to January 31, February 1 to April 30, May 1 to July 31 and August 1 to October 31 ("Payroll Deduction Periods").

        3.02    Purchase of Stock.    The purchase of Stock shall be made on the last business day of each Payroll Deduction Period (the "Stock Purchase Date"). Each Participant shall have purchased for his account as many shares, including partial shares, of Stock as his payroll deductions have accumulated during the relevant Payroll Deduction Period.

        3.03    Price.    The purchase price of the Stock as of the Stock Purchase Date shall be 95% of the average of the high and low trading prices as recorded on the Composite Tape of the New York Stock Exchange for the Stock Purchase Date; provided, however, the purchase price shall not be less than 85% of the fair market value of such Stock as of the Stock Purchase Date.

        3.04    Limitation.    In no event shall a Participant be permitted to purchase stock under this Plan and in all other Employee Stock Purchase Plans (as defined in Section 423 of the Code) of his employer corporation or any parent corporation or subsidiary corporation of his employer corporation (as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined as of the time the option is granted) for each calendar year which the option is outstanding at such time. For purposes of this Section 3.04:

          (i)    the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year,

          (ii)    the right to purchase Stock under an option accrues at a rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such Stock (as determined at the time such option is granted) for any one calendar year, and

          (iii)   a right to purchase Stock which has accrued under one option pursuant to the Plan may not be carried over to any other option.

ARTICLE IV
ISSUANCE OF STOCK

        Stock purchased pursuant to this Plan shall be deposited into the Participant's account under the Piedmont Natural Gas Company, Inc. Dividend Reinvestment and Stock Purchase Plan (the "DRIP"). The Stock purchased shall be deposited only in the DRIP account in the name of the Participant, or if the Participant authorizes in writing, the account of the Participant and spouse as joint tenants with or without the right of survivorship.

ARTICLE V
TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHT TO PURCHASE

        Rights to purchase Stock granted to the Participant pursuant to this Plan shall be non-transferable and shall be exercisable only during the lifetime of the Participant while he is employed by the Corporations. A Participant's death terminates participation in the Plan as provided in Section 2.04 and the rights to purchase may not be exercised by the Participant's legal representative.

 ARTICLE VI
TERMINATION OR AMENDMENTS

        6.01    Termination.    The Plan and all options to purchase Stock as above provided may be terminated at any time by action of the Board of Directors of Piedmont. If at any time any shares of Stock authorized for issuance under the Plan shall remain available for purchase, but not in sufficient number to satisfy all of the purchase requirements, the Benefit Plan Committee shall distribute such remaining Stock on a pro rata basis among the Participants. Any excess accumulations of payroll deductions credited to the account of the Participant at the time of termination shall be refunded to the Participant.

        6.02    Amendments.    The Board of Directors of Piedmont, acting through the Benefit Plan Committee, may amend the Plan in any respect whatsoever except that without the approval of shareholders of Piedmont, no such revision or amendment shall change the number of shares subject to the plan or permit the granting of options under this Plan to persons other than employees of the Corporations. Furthermore, the Plan may not, without the approval of shareholders, be amended in any manner that will cause the Plan to fail to meet the requirements of the provisions on employees stock purchase plans as set forth in Section 423 of the Code.

ARTICLE VII
RESTRICTIONS ON STOCK RESALE

        Each Participant agrees on entering the Plan that if he disposes of any share of Stock within two (2) years from the Stock Purchase Date, or one (1) year after the transfer of the Stock to him, that he will notify the Benefit Plan Committee of such disposition.

ARTICLE VIII
RESTRICTIONS ON INTEREST

        No interest shall be paid by the Corporations for the payroll deductions which are used to purchase Stock pursuant to Section 3.01 or returned pursuant to Section 2.04.

ARTICLE IX
PLAN ADMINISTRATION

        9.01    Benefit Plan Committee.    The Plan shall be administered by the Piedmont Natural Gas Company, Inc. Benefit Plan Committee (the "Benefit Plan Committee"). The Benefit Plan Committee shall interpret and construe the provisions of the Plan and its decision shall be final unless otherwise determined by the Board of Directors of Piedmont. No member of the Board of Directors or the Benefit Plan Committee shall be liable for any actions or determination made in good faith with respect to the plan or any option granted thereunder.

        9.02    Indemnification and Expenses.    In addition to all such rights of indemnification which the Committee members have, the members of the Committee shall be indemnified by the Corporations against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any actions taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporations or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence and misconduct in the performance of his duties.

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on February 26, 2010

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Vicki McElreath, Thomas E. Skains and Jane R. Lewis-Raymond, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held February 26, 2010 at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote “FOR” the election of directors and “FOR” Proposals 2 and 3:

(Please mark your vote in blue or black ink as shown here) ☒

1.	ELECTION OF DIRECTORS
	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY to vote for all nominees ☐ FOR ALL EXCEPT (see INSTRUCTIONS below)	NOMINEES: Mr. Jerry W. Amos (Class III director ) Dr. Frankie T. Jones, Sr. (Class III director) Ms. Vicki McElreath (Class III director) Mr. Thomas E. Skains (Class III director)

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), write that nominee’s name in the space provided below.

2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2010 FISCAL YEAR

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL OF AN AMENDMENT TO THE PIEDMONT NATURAL GAS COMPANY EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

HOUSEHOLDING — Please indicate below if you consent to receive the following documents in a single package per household: annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents.  This consent will remain in effect until any security holder at your address revokes it by writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company’s transfer agent at its toll-free number 1-800-937-5449.  The Company will begin sending individual copies of documents within 30 days after consent is revoked.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents in a single package per household

☐ Yes	☐ No

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your Account Number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. This consent will remain in effect until you revoke it by writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company’s transfer agent at its toll-free number 1-800-937-5449.

Notice of Internet Availability of Proxy Material:  The Notice of 2010 Annual Meeting of Shareholders and Proxy Statement on Schedule 14A, form of proxy card and 2009 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/720186

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.

Dated:	, 2010

Signature of Shareholder

Signature (if held jointly)

Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

MAIL — Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

-or-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

-or

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

1. Election of Directors: Mr. Jerry W. Amos Class III director Dr. Frankie T. Jones, Sr. Class III director Ms. Vicki McElreath Class III director Mr. Thomas E. Skains Class III director 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year. 3. Approval of an amendment to the Piedmont Natural Gas Company Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions above. These items of business are more fully described in the proxy materials relating to the Annual Meeting. Follow the instructions above to view the proxy materials and to vote over the Internet or to request a paper or e-mail copy of the proxy materials. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or post-poned without further notice. You are entitled to notice of and to vote at the Annual Meeting only if you were a shareholder of Piedmont Natural Gas Company, Inc. as of the close of business on December 28, 2009, which is the record date for the Annual Meeting. If you are a shareholder as of the record date, you are invited to attend the Annual Meeting, and you may vote in person. Directions to the Annual Meeting site are available by calling Shareholder Services at (704) 731-4203. NOMINEES: Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting of PIEDMONT NATURAL GAS COMPANY, INC. To Be Held On: Friday, February 26, 2010 at 8:30 a.m. Eastern Standard Time at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 02/12/10. Please visit https://materials.proxyvote.com/720186, where the following materials are available for view: • Notice of 2010 Annual Meeting of Shareholders • Proxy Statement on Schedule 14A • Form of Proxy Card • 2009 Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to obtain the toll free number to call. MAIL: You may request a paper proxy card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER Please note that you cannot use this notice to vote by mail.

BARCODE You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Meeting Information Meeting Type: For holders as of: Date: Time: Location: See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # 0000036080_1 R2.09.05.010 PIEDMONT NATURAL GAS COMPANY, INC. Annual Meeting February 26, 2010 8:30 AM EST December 28, 2009 Piedmont Natural Gas Company 4720 Piedmont Row Drive Charlotte, North Carolina 28210 Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of The Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. 0000036080_2 R2.09.05.010 1. 2009 Form 10-k 2. 2010 Notice and Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 12, 2010 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 Voting items 0000036080_3 R2.09.05.010 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Jerry W. Amos 02 Frankie T. Jones, Sr. 03 Vicki McElreath 04 Thomas E. Skains The Board of Directors recommends you vote FOR the following proposal(s): 2 Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year 3 Approval of an amendment to the Piedmont Natural Gas Company Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # 0000036080_4 R2.09.05.010